UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Solar Integrated Roofing Corp.

(Exact name of registrant as speciﬁed in its charter)

NEVADA	000-1756704	90-1502972
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identiﬁcation No.)

1475 N. Cuyamaca Street	92020
El Cajon, CA
(Address of Principal Executive Office)	(Zip Code)

(858) 437-5330

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK, PAR VALUE $0.00001 PER SHARE

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

As used in this registration statement, unless the context otherwise requires, the terms the “Company,” “Registrant,” “we,” “us,” “our,” or “SIRC” refer to Solar Integrated Roofing Corp., a Nevada corporation.

FORWARD-LOOKING STATEMENTS

Except for statements of historical fact, some information in this document contains “forward-looking statements” that involve substantial risks and uncertainties. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. The statements that contain these or similar words should be read carefully because these statements discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able accurately to predict or control. Further, we urge you to be cautious of the forward-looking statements which are contained in this registration statement because they involve risks, uncertainties and other factors affecting our operations, market growth, service, products and licenses. The factors listed in the sections captioned “Risk Factors” and “Description of Business,” as well as other cautionary language in this registration statement and events in the future may cause our actual results and achievements, whether expressed or implied, to differ materially from the expectations we describe in our forward-looking statements. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this registration statement are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise. The occurrence of any of the events described as risk factors or other future events could have a material adverse effect on our business, results of operations and financial position. Since our common stock is considered a “penny stock,” we are ineligible to rely on the safe harbor for forward-looking statements provided in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

When this registration statement becomes effective, we will begin to file reports, proxy statements, information statements and other information with the United States Securities and Exchange Commission (the “SEC”). You may read and copy this information, for a copying fee, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on its Public Reference Room. Our SEC filings will also be available to the public from commercial document retrieval services, and at the Web site maintained by the SEC at http://www.sec.gov.

When this registration statement is effective, we will make available, through a link to the SEC’s Web site, electronic copies of the materials we file with the SEC (including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, the Section 16 reports filed by our executive officers, directors and 10% stockholders and amendments to those reports). To receive paper copies of our SEC filings, please contact us by mail addressed to Investor Relations, Solar Integrated Roofing Corp., 1475 N. Cuyamaca St., El Cajon, CA 92020.

Item 1.Business.

Summary

Solar Integrated Roofing Corp. is an integrated, single-source solar power, HVAC and roofing systems installation company providing services to both commercial and residential facilities and properties.

Our Corporate History and Background

Solar Integrated Roofing Corp. was incorporated in Nevada on May 1, 2007 under the name of Sterling Oil & Gas Company and originally operated as an oil and gas exploration company.

On February 21, 2014, the Company changed its name to Landstar Development Group in conjunction with a shift in operations towards managing and developing the Company’s real property interests.

On November 9, 2015, and in conjunction with the anticipated acquisition of a wholly owned subsidiary, Secure Roofing and Solar, Inc., which was finalized in February 2016, the board of directors approved a corporate name change to Solar Integrated Roofing Corp. The Company has operated in the solar and roofing sales and installation industry since that time.

On August 19, 2019, the Company entered into an Interest Purchase Agreement whereby it acquired Narrate, LLC, a newly established company organized to provide telemarketing services (“Narrate”) as a wholly owned subsidiary. The Company intended to use Narrate’s telemarketing platform to increase and expand its sales efforts. However, due to unanticipated expenses required to maintain Narrate’s operations, the Company declined to further develop and fund Narrate’s operations. Narrate remains a subsidiary of the Company but is not currently operating.

On October 7, 2019, the Company entered into a Stock Purchase Agreement (as amended, the “McKay Agreement”) whereby it acquired McKay Roofing Company, Inc., a California based roofing company, as a wholly owned subsidiary. Pursuant to the McKay Agreement, the Company paid $1,000,000.00 consideration to the sellers.

On January 17, 2020, the Company acquired Milholland Electric, Inc., a California based solar and roofing company, as a wholly owned subsidiary in exchange for $1,200,000.00, 3,500,000 shares of Series B Preferred Stock, and a Put Option allowing the holder to put 15,000,000 shares of Common Stock (not to exceed 1,000,000 shares per month) back to the Company at a price of $0.10 per share during the two-year period immediately following Closing. As of the date of this filing, the holder has not exercised any put options.

On March 1, 2020, the Company entered into an Asset Purchase Agreement (as amended, the “Montrose Agreement”) whereby it acquired Montrose Companies, Inc., a California based roofing company, as a wholly owned subsidiary in exchange for $250,000.00 cash and 6,250,000 shares of Common Stock valued at $250,000.00.

With the exception of Narrate, each of the Company’s subsidiaries are fully operating entities within the solar and roofing industries.

Business Overview

Solar Integrated Roofing Corp. is striving to become the top provider of integrated, single-source solar power, HVAC and roofing systems and green energy throughout the USA. The Company’s current operations take place primarily in the State of California but our goal is to expand nationally. In addition to growth resulting from increased sales efforts, the Company is expanding its reach and increasing its growth potential by acquiring other established roofing and solar companies. We believe our continued execution of the Company’s business plan will result in our Company being recognized as a national leader in the solar and roofing industries.

In addition to our existing product line of affordable, high-quality integrated solar, roofing, and HVAC systems, the Company recently opened a division offering commercial and residential charging stations for electric vehicles. The Company has identified and is pursuing acquisition targets that will further facilitate expansion into this industry. This additional product offering brings us one step closer to fulfilling our mission of becoming the sole provider of our customers’ green energy needs.

Our principal executive office is located at 1475 N. Cuyamaca Street, El Cajon, California 92020. The telephone number at our principal executive office is (858) 437-5330. Our website is www.solarintegratedroofingcorp.com, and our email address is dmassey@sircfamily.com.

Our fiscal year end is February 28.

As a provider of construction related services, the Company is subject to local building codes as implemented and/or adopted by local building departments in the jurisdictions where the Company performs its roofing and solar installation services. The Company obtains the requisite building permits prior to commencing any project and each project is inspected by a third-party inspector in accordance with local building codes. The Company is also subject to and strictly abides by safety requirements imposed by the Occupational Safety and Health Administration (OSHA).

The Company maintains the following licenses in connection with its business operations:

- C39 Roofing License

- C46 Solar License

- C10 Electrical License

- General B Contractor’s License

Competitive Advantage

The Company manages each project internally and does not engage the services of subcontractors at any point. The ability to manage each project internally from start to finish allows the Company to better control its costs for customers while also providing the Company a competitive edge in the marketplace.

Principal Suppliers & Customers

The Company’s principal suppliers are CED Greentech, One Source, CertainTeed, and Roofline Wholesale. By sourcing materials through various suppliers, the Company has been able to mitigate potential issues related to scarcity and can generally have all materials available and on-hand to complete a given project within seven days.

The Company does not rely or have dependence on one or a few major customers. Rather, the Company’s primary clientele is comprised of homeowners. As such, the Company is acquiring new customers daily. The Company does not presently have any intellectual property, royalty agreements, or labor contracts.

Employees

We have 95 full-time employees employed at will by the Company. We anticipate adding additional employees in the next 12 months, as needed. We do not feel that we would have any unmanageable difficulty in locating needed staff.

Solar & Roofing Industries

According to a US Solar Market Insight report prepared by Solar Energy Industries Association (“SEIA”), solar has experienced an average annual growth rate of 49% over the last decade. This exponential growth is in large part thanks to federal policies related to and encouraging green energy, declining costs, increasing demand for solar in both residential and commercial applications, and tax incentives provided to new solar owners.

The North America Roofing market size was $29,864.4 million in 2017, and is projected to reach $47,517.8 million in 2025, growing at a CAGR of 5.9%. Roofing offers protection from heat, rain, and other atmospheric conditions. Rise in construction industry, rapid urbanization, and innovations in technology are the key factors that are driving the growth of the roofing market. In addition, technological innovations such as green roofing, eco-friendly roofing materials, and drones for roof inspections have increased the demand for roofing products. Over the past few years, both residential and commercial construction have witnessed substantial growth, owing to increased investments in the real estate sector in the U.S. The demand for the construction of residential complexes and buildings is high owing to the increase in disposable income, new product developments, and attempt of builders to meet the rise in demand for residential complexes.

Item 1A. Risk Factors

You should carefully consider the risks described below together with all of the other information included in this registration statement before making an investment decision with regard to our securities. The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment. In addition to other information in this registration statement and in other filings we make with the Securities and Exchange Commission, the following risk factors should be carefully considered in evaluating our business as they may have a significant impact on our business, operating results and financial condition. If any of the following risks actually occurs, our business, financial condition, results of operations and future prospects could be materially and adversely affected. Because of the following factors, as well as other variables affecting our operating results, past financial performance should not be considered as a reliable indicator of future performance and investors should not use historical trends to anticipate results or trends in future periods.

Risks Related to Our Business

Our operating history to date may not serve as an adequate basis to judge our future prospects and results of operations.

Our historical operating results may not provide a meaningful basis for evaluating our business, financial performance, and prospects. We may be unable to achieve similar growth, or grow at all, in future periods. Our ability to achieve similar growth in future periods is also affected by current economic conditions and other factors outside of our control. Our past results occurred in an environment where, among other things, capital or favorable tax programs may have been more accessible to our customers to finance the cost of solar power projects. Furthermore, the future of the residential and commercial solar industry is uncertain and constantly evolving and no assurances can be made that past and present trends will persist or that favorable developments in the industry will occur. Accordingly, you should not rely on our results of operations for any prior period as an indication of our future performance.

Due to the length of customer contracts, the system deployed on a customer’s roof may be outdated prior to the expiration of the term of the customer contract reducing the likelihood of renewal of Company contracts at the end of the term, and possibly increasing the occurrence of defaults. This could have an adverse effect on the Company’s business, financial condition, results of operations and cash flow. As a result, the Company may be unable to accurately forecast its future performance and to invest accordingly.

We expect continued operating losses and cannot be certain of our future profitability.

We expect to incur losses in the foreseeable future as we increase expenditures pursuant to our growth plan, including further acquisitions. The time required for us to become profitable is uncertain, and there can be no assurance that we will achieve profitability on a sustained basis, if at all. As a result of our limited operating history, especially in the solar power and renewable energy industry, we lack the internal historical financial data for any significant period upon which to project revenues or operating expenses. We expect that our results of operations may also fluctuate significantly in the future. No assurances can be made on when we may reach profitability, if at all.

Our financial results may vary significantly from period to period due to fluctuations in our operating costs and other factors.

We expect our period-to-period financial results to vary based on our operating costs, which we anticipate will fluctuate as the pace at which we continue to increase product and service capacity by expanding our current operational capacities through capital investments. Our operating and non-operating expenses may also fluctuate from period to period for other reasons beyond our control, including changes in the cost of raw materials used in the manufacturing process, and variations in costs incurred throughout our supply chain. Additionally, our revenues from period to period may fluctuate as we introduce new product offerings and services to existing markets and expand our operations into new markets for the first time. Further factors beyond our control that may cause our financial results to vary significantly from period-to-period, including changes in consumer behavior, contractionary fiscal or monetary policy, and structural or cyclical changes in the labor market. As a result of these factors, we believe that quarter-to-quarter comparisons of our financial results, especially in the short term, are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of future performance. Moreover, our financial results may not meet expectations of equity research analysts, ratings agencies, or investors, who may be focused only on short-term quarterly financial results. If any of this occurs, the trading price of our stock could fall substantially, either suddenly or over time.

We may be unable to achieve sufficient market penetration in new and existing geographic markets or customer-segments to reach or sustain profitability.

Also, in expanding into new geographic markets or customer segments, we may be competing against companies that previously have not been significant competitors, such as companies that currently have substantial operating histories in providing competitive products and services in the markets or customer-segments we attempt to expand into. If we are unable to achieve growth in these new areas, our overall growth and financial performance may be limited relative to our competitors and our operating results could be adversely impacted.

Our success is dependent on key employees and qualified personnel and if we are unable to attract, hire and retain key personnel, our ability to compete may be harmed.

The loss of the services of any of our key employees, consultants, or any significant portion of our workforce could disrupt our operations or delay the development, introduction and ramp up of our products and services and the overall implementation of our strategic plan. In particular, we are highly dependent upon the services of our executive officers, including our President, Brian Milholland and CEO, David Massey. None of our key employees, including our management and executive teams, is bound by an employment agreement for any specific term and we may not be able to successfully attract and retain senior leadership necessary to grow our business. Our future success also depends upon our ability to attract, hire and retain a growing number of employees to support our planned growth strategy to expand our product and service offerings into greater geographical markets and to diversify and strengthen our customer base. Recruiting efforts, particularly for senior employees, may be time-consuming, which may delay the execution of our plans. The substantial competition for qualified technical personnel may negatively impact our ability to attract, train, and retain the qualified technical personnel necessary to execute our plans. If we are not successful in managing these risks, our business, financial condition, and operating results may be harmed.

Although dependent upon certain key personnel, we do not have any key man life insurance policies on any such people which may negatively impact our ability to respond to a key personnel loss.

We are dependent upon key personnel, including management and our executive officers, to operate and execute our business plan. We do not hold any insurance policies with respect to key personnel in the event of their death or disability. Should any key personnel become unable to perform their duties due to death or disability, we will not receive compensation to assist with such person's absence. There is no assurance that we will be able to retain new personnel of comparable quality due to inadequate capital necessary to retain certain key personnel, unfavorable conditions within the labor market, or for other reasons including those outside of our control. Both the loss of key personnel and our inability or delay in retaining and training new personnel would negatively affect our operating results, financial condition, and our overall business.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

We have not been subject to Sarbanes-Oxley throughout our operating history and therefore have not previously developed the internal infrastructure necessary to complete an attestation of our financial controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. On March 4, 2021, the Board of Directors received a letter from our independent auditor noting deficiencies believed to be material weaknesses. We expect to incur substantial expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We have engaged in certain transactions with related persons.

Refer to the section of the attached financial statements titled "Interest of Management and Others in Certain Related-Party Transactions and Agreements."

Our bank balances may not be fully insured exposing us to potential deposit risk.

We place a substantial amount of our cash and/or cash equivalents in FDIC insured accounts. We expect at times our balance in any one or more of these accounts to exceed the insured limit and we do not plan to purchase an insurance policy to cover any of our accounts that exceed their FDIC limit.

There is no guarantee that we will have sufficient cash flow from our business to pay our indebtedness or that we will not incur additional debt.

Holders of convertible notes issued by us or our subsidiary may convert such notes at their option prior to the scheduled maturities of the respective convertible notes under certain circumstances pursuant to the terms of such notes. Upon conversion of the applicable convertible notes, we will be obligated to deliver cash and/or shares pursuant to the terms of such notes. Moreover, holders of such convertible notes may have the right to require us to repurchase their notes upon the occurrence of a fundamental change pursuant to the terms of such notes.

Our ability to make scheduled payment of the principal and interest on our indebtedness when due, to make payments upon conversion or repurchase demands with respect to our convertible notes, or to refinance our indebtedness as we may need or desire, depends on our future performance, which is subject to economic, financial, competitive, and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to satisfy our obligations under our existing indebtedness and any future indebtedness we may incur, and to make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as reducing or delaying investments or capital expenditures, selling assets, refinancing, or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance existing or future indebtedness will depend on the capital markets and our financial condition at such time. In addition, our ability to make payments may be limited by law, by regulatory authority, or by agreements governing our future indebtedness. We may not be able to engage in these activities on desirable terms or at all, which may result in a default on our existing or future indebtedness and harm our business, financial condition and operating results.

Our indebtedness could adversely affect our financial condition or operations, and our ability to raise additional capital financing on favorable terms.

As of November 30, 2020, we had total outstanding debt of $10,450,045. Our indebtedness and the terms of the instruments governing such indebtedness could have significant consequences such as:

•Increasing our vulnerability to general adverse economic and industry conditions;

•Limiting our ability to fund future working capital, capital expenditures costs and other general corporate requirements;

•Requiring us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•Limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•Placing us at a competitive disadvantage compared to our competitors that have less debt; and

•Limiting, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds or engage in various transactions that might otherwise be beneficial to us.

We will likely need to raise additional capital through debt and/or equity financings. There can be no assurance that adequate debt and equity financing will be available on satisfactory terms. Any such failure to service our debt or an inability to obtain further financing could have a negative effect on our business and operations.

Additional financing may not be available to us when we need or want them or be available on satisfactory terms.

We have limited capital and there is no assurance that our current capital is sufficient to implement our business plan. We will likely require additional debt and/or equity financing to pursue our growth and business strategy, including enhancements to our operations infrastructure and improving our ability to respond to competitive pressures. There can be no assurance that adequate debt and/or equity financing will be available or offered on satisfactory terms. Any failure to obtain further financing could have a materially adverse effect on our business, financial condition, and operating results.

We are reliant on key suppliers who may fail to deliver our products according to schedules, prices, quality and volumes that are acceptable to us.

Our products contain numerous parts that are purchased by manufacturers from suppliers with whom they may not have long-term supply agreements with. This exposes us to multiple potential sources of product shortages from our manufactures or suppliers. Unexpected changes in business conditions, materials pricing, labor issues, wars, governmental changes, tariffs, natural disasters, health epidemics such as the global COVID-19 pandemic, and other factors beyond our manufacturers’ or suppliers’ control could adversely affect their operations or ability to remain solvent and operational. Occurrence of any of these risks would disrupt our supply chain and delay or prevent our operations. The unavailability of component parts within our supply chain or a final product by our manufacturers could result in operational delays, product design changes, and loss of access to important technology and tools for producing and supporting our products.

As the scale of our operations increases, our suppliers may not be able to sustainably meet our timelines or our cost, quality and volume needs, or may increase prices to do so, potentially requiring us to replace them with other sources and possibly on less favorable terms. Additionally, we may be unsuccessful in our continuous efforts to negotiate with existing suppliers to obtain cost reductions and avoid unfavorable changes to terms or to source less expensive suppliers. Any of these occurrences may harm our business, financial condition, and operating results. We are likely to enter into agreements with new suppliers to meet our supply needs as we pursue expansion of our operations. Any delay in entering into new supply agreements, the failure of a supplier to comply with its contractual obligations or being able to secure favorable terms likely will have a material adverse effect on our prospects, financial condition, and operating results.

We will need to maintain public credibility and confidence in our long-term business prospects in order to succeed.

In order to maintain and grow our business, we must maintain credibility and confidence among customers, suppliers, analysts, investors, ratings agencies and other parties in our long-term financial viability and business prospects. Maintaining such confidence may be challenging due to our limited operating history relative to established competitors, especially regarding solar panel procurement and installation; customer unfamiliarity with our products and services; any delays we may experience in scaling product and service operations to meet demand; competition and uncertainty regarding the future of residential and commercial solar power industry or our other products and services; our quarterly performance compared with market expectations; and other factors including those outside of our control.

Our business may suffer if our products contain defects, fail to perform as expected or take longer than expected to become fully functional.

If our products contain design or manufacturing defects that cause them not to perform as expected or that require repair, are legally restricted or become subject to onerous regulation, our ability to market and sell our products and services may be harmed, and we may experience product and service delays, product recalls, product liability, breach of warranty and consumer protection claims, and significant warranty and other expenses. Although we attempt to remedy any issues we observe in our products as effectively and rapidly as possible, such efforts may not be timely, may hamper operations or may not completely satisfy our customers. While we have conducted intensive quality reviews of our products and services, we currently have a limited frame of reference by which to evaluate their long-term quality, reliability, durability and performance characteristics beyond that provided by our manufacturers and suppliers. There can be no assurance that we will be able to detect and fix any defects in our products prior to their sale to or installation for customers.

We may be required to defend or insure against product liability claims.

The solar energy systems and energy storage products we use generate and store electricity, they have the potential to fail or cause injury to people or property. Any product liability claim may subject us to lawsuits and substantial monetary damages, product recalls or system redesign efforts, and even a meritless claim may require us to defend it, all of which may generate negative publicity and be expensive and time-consuming.

Our insurance coverage strategy may not be adequate to protect us form all business risks.

We may be subject, in the ordinary course of business, to losses resulting from products liability, accidents, acts of God, and other claims against us, for which we may have limited or no insurance coverage. Additionally, the policies that we do have may include significant deductibles or self-insured retentions, and we cannot be certain that our insurance coverage will be sufficient to cover all future losses or claims against us. A loss that is uninsured or which exceeds policy limits may require us to pay substantial amounts, which may harm our financial condition and operating results.

We may be unable to manage the expansion of our operations effectively.

We expect to continue to expand our business to provide roofing and solar energy products and services to existing and new geographic markets and to maintain or increase market share. To manage the continued expansion of our operations, we will be required to continue to improve our operational and financial systems, procedures and controls, and expand, train, manage and retain our growing associate base. Our management will also be required to maintain and expand our relationships with customers, suppliers, and other third parties and attract new customers and suppliers. In addition, our current and planned operations, personnel, systems, and internal controls and procedures might be inadequate to support our future growth. If we cannot manage our growth effectively, we may be unable to take advantage of market opportunities, execute our business strategies or respond to competitive pressures.

We face intense competition in the products and services we offer; if we are unable to establish our brand, we may be unable to acquire and retain customers necessary to maintain or expand our operations.

The solar energy and renewable energy industries are highly competitive and continually evolving as participants strive to distinguish themselves within their markets. We face intense competition from other product and service providers of roofing and solar power system design and installation. In many cases, our competitors enjoy significant competitive advantages, including longer operating histories, established market ties to suppliers and customers, greater brand awareness, and greater financial, technical and marketing resources and know-how. Our ability to maintain or expand operations depends, in part, on our ability to respond and adapt to competitive pressures and other factors that may be outside of our control. There can be no assurance that we will be able to timely or adequately respond to these factors based on our financial condition, current market positioning, and other considerations that may or may not be within our control. Any failure to address these risks, including if our marketing efforts fail to maintain or grow customer acquisition or retention necessary to maintain or expand operations, will likely have a material adverse effect on our business, financial condition, and operating results.

We may be subject to litigation risks, including securities class actions and stockholder derivative actions, which may be costly to defend and the outcome of which is uncertain.

We may be subject to legal claims, with and without merit, that may be costly and which may divert the attention of our management and our resources in general. The results of complex legal proceedings are difficult to predict. Moreover, legal complaints that may be filed against us may not specify the amount of damages that plaintiffs seek, and we therefore will be unable to estimate the possible range of damages that might be incurred should any lawsuit be resolved against us. A lawsuit, if resolved against use, could give rise to substantial damages, and an unfavorable outcome or settlement could have a material adverse effect on our business, financial condition, or results of operations. Even if any potential future lawsuits are not resolved against us, the costs of defending such lawsuits may be costly, and may not be covered by our insurance policies. Because the price of our common stock has been, and may continue to be, volatile, we can provide no assurance that any securities litigation will not be filed against us in the future. Additionally, while we have allocated resources to developing and implementing employee training and company-wide oversight programs, no assurance can be made that such training and programs will be adequate to protect against personnel misconduct that may subject us to the risks of legal claims as described above, or otherwise materially harm our business, financial condition, or operating results.

A material reduction in the retail price of electricity from non-solar sources could adversely impact the Company’s business.

A large part of customers’ interest in solar energy is driven by a desire to pay less for their energy costs. Decreases in the retail price of electricity from traditional utility companies or other providers would negatively impact the Company’s ability to offer competitive pricing and could adversely impact the Company’s business. The cost of electricity from traditional utilities could decrease as a result of:

•construction of new power generation plants, including plants utilizing natural gas, nuclear, coal, renewable energy or other generation technologies;

•the construction of additional electric transmission and distribution lines;

•relief of transmission constraints that enable local centers to generate energy less expensively;

•reductions in the price of natural gas or other fuel sources;

•utility rate adjustment and customer class cost reallocation;

•energy conservation technologies and public initiatives to reduce electricity consumption;

•widespread deployment of existing or development of new or lower-cost energy storage technologies that have the ability to reduce a customer’s average cost of electricity by shifting load to off-peak times;

•changes in regulations by federal or state regulatory bodies that lower the cost of generating and transmitting electricity or otherwise reduce regulatory compliance costs for traditional utilities, or otherwise disadvantage residential solar energy providers relative to traditional utilities; and

•development of new energy generation technologies that provide less expensive energy.

Any development that decreases utility electricity costs could make solar products less economically attractive to customers and could hinder the Company’s growth.

Electric utility industry policies and regulations may present technical, regulatory, and economic barriers to the purchase and use of solar energy systems that may significantly reduce demand for electricity from the Company’s solar energy systems.

Federal, state and local government regulations and policies concerning the electric utility industry, utility rate structures, interconnection procedures, and internal policies of electric utilities, heavily influence the market for electricity generation products and services. These regulations and policies often relate to electricity pricing and the interconnection of distributed electricity generation systems to the power grid. Policies and regulations that promote renewable energy and customer-sited energy generation have been challenged by traditional utilities and questioned by those in government and others arguing for less governmental spending and involvement in the energy market. In addition, it is unclear what, if any, further actions the current and future administrations in the United States, the U.S. Department of Energy, the Federal Energy Regulatory Commission, and individual states may take regarding existing regulations and policies that affect the cost competitiveness of nuclear, coal and gas electric generation, and fossil fuel mining and exploration. Proposed changes to such policies have been considered and will continue to be considered by federal and state administrators, and any resulting changes in such policies and regulations could increase the cost or decrease the benefits of solar energy systems or reduce costs and other limitations on competing forms of generation, and adversely affect the attractiveness of the Company’s products and the results of operations, cost of capital and growth prospects.

In the United States, governments and the state public service commissions that determine utility rates continually modify these regulations and policies. These regulations and policies could result in a significant reduction in the potential demand for electricity from solar energy systems and could deter customers from entering into contracts with the Company. In addition, in certain regions, electricity generated by solar energy systems competes most effectively with the most expensive retail rates for electricity from the power grid, rather than the less expensive average price of electricity. Modifications to the utilities’ peak hour pricing policies or rate design, such as movement to a flat rate, would make the Company’s current products less competitive with the price of electricity from the power grid. Other regulatory revisions that could impact the competitiveness of the Company’s product include moving from a retail rate to a time-of-use compensation mechanism, imposition of fixed demand or grid-service charges, or limitations on whether third-party owned systems are eligible for such programs. It is possible that changes such as these could have the effect of lowering the incentive for residential customers of investor-owned utilities to reduce their purchases of electricity from their utility by supplying more of their own electricity from solar, and thereby reducing demand for the Company’s product. A shift in the timing of peak rates for utility-generated electricity to a time of day when solar energy generation is less efficient or nonexistent could make the Company’s solar energy system offerings less competitive and reduce demand for the Company’s offerings. In addition, since the Company is required to obtain interconnection permission for each solar energy system from the local utility, changes in a local utility’s regulations, policies or interconnection processes have in the past delayed and in the future could delay or prevent the completion of solar energy systems. This in turn has delayed and, in the future, could delay or prevent the Company from generating revenues from such solar energy systems or cause the Company to redeploy solar energy systems, adversely impacting results of the Company’s operations.

In addition, any changes to government or internal utility regulations and policies that favor electric utilities or alternative forms of energy over residential rooftop solar energy could reduce the Company’s competitiveness and cause a significant reduction in demand for the Company’s offerings or increase costs or the prices charged to customers. Certain jurisdictions have proposed allowing traditional utilities to assess various fees on customers purchasing energy from solar energy systems or have imposed or proposed new charges or rate structures that would disproportionately impact solar energy system customers who utilize net metering, either of which would increase the cost of energy to those customers and could reduce demand for solar energy systems. For example, in California, investor owned utilities are allowed to impose a minimum $10 fixed charge on the monthly bill for residential customers that elect net metering and also impose new fees for interconnection and other non-bypassable charges. Such non-bypassable charges are being authorized by other public utilities commissions outside of California. Additionally, certain utilities in Arizona have approved increased rates and charges for net metering customers, and others have proposed doing away with the state’s renewable electricity standard carve-outs for distributed generation. These policy changes may negatively impact customers and affect demand for the Company’s solar energy systems, and similar changes to net metering policies may occur in other states. It is also possible that these or other changes could be imposed on current customers, as well as future customers. Due to the current and expected continued concentration of solar energy systems in California, any such changes in this market would be particularly harmful to the Company’s reputation, customer relations, business, results of operations and future growth in these areas. The Company may be similarly adversely affected if the Company’s business becomes concentrated in other jurisdictions.

Finally, public service commissions may impose requirements on the Company associated with its interactions with consumers. The California Public Utilities Commission and the Public Service Commission of the State of New York have each adopted orders requiring changes to certain business practices and continue to take actions suggesting the trend will continue. Other public service commissions could follow California and New York’s lead and impose requirements, including those associated with consumer protection that could affect how the Company does business and acquires customers.

Technical and regulatory limitations may significantly reduce the Company’s ability to sell electricity from solar energy systems and retain employees in certain markets.

Technical and regulatory limits may curb the Company’s growth in certain key markets, which may also reduce its ability to retain employees in those markets. For example, the Federal Energy Regulatory Commission, in promulgating the first form small generator interconnection procedures, recommended limiting customer-sited intermittent generation resources, such as solar energy systems, to a certain percentage of peak load on a given electrical feeder circuit. Similar limits have been adopted by many states as a de facto standard and could constrain the Company’s ability to market to customers in certain geographic areas where the concentration of solar installations exceeds this limit. Furthermore, in certain areas, the Company benefits from policies that allow for expedited or simplified procedures related to connecting solar energy systems to the power grid. If such procedures are changed or cease to be available, the Company’s ability to sell the electricity generated by solar energy systems installed by the Company may be adversely impacted. As adoption of solar distributed generation rises along with the commercial operation of utility scale solar generation in key markets such as California, the amount of solar energy being fed into the power grid will surpass the amount planned for relative to the amount of aggregate demand. Some traditional utilities claim that in the near future, solar generation resources may reach a level capable of producing an over-generation situation, which may require some solar generation resources to be curtailed to maintain operation of the power grid. The adverse effects of such curtailment without compensation could adversely impact the Company’s business, results of operations and future growth.

We are not regulated as an electric utility under applicable law but we are subject to evolving laws and regulations that could impose substantial costs, legal prohibitions or unfavorable changes upon our operations.

The Company is not regulated as a public utility in any of the markets in which it currently operates. As a result, the Company is not subject to the various federal, state and local standards, restrictions and regulatory requirements applicable to traditional utilities that operate transmission and distribution systems and that have an obligation to serve electric customers within a specified jurisdiction.

Any additional federal, state, or local regulations that cause the Company to be treated as an electric utility, or to otherwise be subject to a similar regulatory regime of commission-approved operating tariffs, rate limitations, and related mandatory provisions, could place significant restrictions on the Company’s ability to operate its business and execute its business plan by prohibiting, restricting or otherwise regulating the Company’s sale of electricity. If the Company were subject to the same state or federal regulatory authorities as electric utilities in the United States or if new regulatory bodies were established to oversee the Company’s business in the United States, then its operating costs would materially increase.

We may be impacted by macroeconomic conditions resulting from the global COVID-19 pandemic.

Since the first quarter of 2020, there has been a worldwide impact from the COVID-19 pandemic. Government regulations and shifting social behaviors have limited or closed non-essential transportation, government functions, business activities and person-to-person interactions. In some cases, the relaxation of such trends has recently been followed by actual or contemplated returns to stringent restrictions on gathers or commerce, including in parts of the U.S.

Global macroeconomic conditions and changes to levels of consumer outlook and spend in the future may further adversely impact the energy product and roofing industries. Sustaining our production trajectory will require the readiness and solvency of our suppliers and partners, a stable and motivated workforce, and ongoing government cooperation.

We cannot predict the duration or direction of current global trends, the sustained impact of which is largely unknown, is rapidly evolving, and has varied across geographic regions. Ultimately, we continue to monitor macroeconomic conditions to remain flexible and to optimize and evolve our business as appropriate, and we will have to accurately project demand and infrastructure requirements within our U.S. market and deploy our resources accordingly. If current domestic and global market conditions continue or worsen, or if we cannot or do not maintain operations at a scope that is commensurate with such conditions or are later required to or choose to suspend such operations, our business, prospects, financial condition, and operating results may be harmed.

If we are subject to Securities and Exchange Commission regulations relating to low-priced stocks, the market for our common stock could be adversely affected.

The SEC has adopted regulations concerning low-priced or “penny” stocks. The regulations generally define “penny stock” to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our shares are offered at a market price less than $5.00 per share, and do not qualify for any exemption from the penny stock regulations, our shares may become subject to these additional regulations relating to low-price stocks.

The penny stock regulations require that broker-dealer who recommend penny stocks to persons other than institutional accredited investors make a special suitability determination for the purchase, receive the purchaser’s written agreement to the transaction prior to the sale and provide the purchaser with risk disclosure documents that identify risks associated with investing in penny stocks. Furthermore, the broker-dealer must obtain a signed and dated acknowledgment form the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before effecting a transaction in penny stock. These requirements have historically resulted in reducing the level of trading activity in securities that become subject to the penny stock rules.

The additional burdens imposed upon broker-dealers by these penny stock requirements may discourage broker-dealers from effecting transactions in the common stock, which could severely limit the market liquidity of our common stock and our shareholders’ ability to sell our common stock in the secondary market.

Going Concern

We had an accumulated deficit of $11,333,148 at November 30, 2020, had a net loss of $1,106,917 and net cash used in operating activities of $1,120,648 for the nine months ended November 30, 2020. Our ability to continue as a going concern is dependent upon our ability to repay or settle our current indebtedness, generate positive cash flow from an operating company, and/or raise capital through equity and debt financing or other means on desirable terms. If we are unable to obtain additional funds when they are required or if the funds cannot be obtained on favorable terms, we may be required to restructure the company or cease operations.

If Photovoltaic (PV) technology is not suitable for widespread adoption at economically attractive rates of return, or if sufficient additional demand for solar modules does not develop or takes longer to develop than we anticipate, our net sales and profit may flatten or decline and we may be unable to reach or sustain profitability.

The solar energy market is at a relatively early stage of development, in comparison to fossil fuel-based electricity generation. If PV technology proves unsuitable for widespread adoption at economically attractive rates of return or if additional demand for solar modules and systems fails to develop or takes longer to develop than we anticipate, we may be unable to grow our business or generate sufficient net sales to sustain profitability. In addition, demand for solar modules and systems in our targeted markets may develop to a lesser extent than we anticipate. Many factors may affect the viability of widespread adoption of PV technology and demand for solar modules and systems, including the following:

•Cost-effectiveness of the electricity generated by PV power systems compared to conventional energy sources, such as natural gas and coal (which fuel sources may be subject to significant price swings from time to time), and other non-solar renewable energy sources, such as wind geothermal, and hydroelectric;

•Changes in tax, trade remedies, and other public policy, as well as changes in economic, market, and other conditions that affect the price of, and demand for, conventional energy resources, non-solar renewable energy resources (e.g., wind and hydroelectric), and energy efficiency programs and products, including increases or decreases in the prices of natural gas, coal, oil, and other fossil fuels and in the prices of competing renewable resources;

•Performance, reliability and availability of energy generated by PV systems compared to conventional and other non-solar renewable energy sources and products;

•Fluctuations in capital expenditures by end-users of solar modules and systems which tend to decrease when the economy slows and when interest rates increase; and

•Availability, substance, and magnitude of support programs including government targets, subsidies, incentives, and renewable portfolio standards to accelerate the development of the solar energy industry.

Reduced growth in or the reduction, elimination, or expiration of government subsidies, economic incentives, renewable energy targets and other support for on-gird solar electricity applications, or increase in protectionist or other adverse public policies, could reduce demand and/or price levels for our solar modules, and limit our growth or lead to a reduction in our net sales, and adversely impact our operating results.

Although we believe that solar PV will experience widespread adoption in those applications where it competes economically with traditional forms of energy without any support programs, our net sales and profits nonetheless remain subject to variability based on the availability and size of government subsidies and economic incentives. Federal, state, and local governmental bodies in the jurisdictions we currently operate in and expect to in the future have provided subsidies in the form of rebates, tax incentives, and other incentives to end-users, distributors, systems integrators, and manufacturers of PV products. Many of these support programs expire, phase out over time, require renewal by the applicable authority, or may be amended. To the extent these support programs are reduced earlier than previously expected or are changed retroactively, such changes could negatively impact demand and/or price levels for our solar modules and systems design and installation services, lead to a reduction in our net sales, and adversely impact our operating results.

Demand for our products and services may be impacted by the status of government and economic incentives supporting the development and adoption of such products.

There are many rebates, tax credits, and other financial incentives which are offered by federal, state and local government and regulatory bodies to owners, end user, distributors, system integrators, and manufacturers of solar energy systems. The Company relies on these programs to finance solar energy system installations, which enables the Company to lower the price charged to customers for energy from, and to lease or purchase, solar energy systems, helping to achieve acceptance of solar energy with those customers as an alternative to utility-provided power. However, these programs may expire, be reduced, or terminated on a certain date. These reductions or terminations often occur without warning. The value of these incentives could also decrease over time. If the Company overestimates the future value of these programs, it could adversely impact its financial results.

An increase in interest rates or tightening of the supply of capital in the global financial markets (including a reduction in total tax equity availability) could make it difficult for customers to finance the cost of a PV solar power system and could reduce the demand for our system design and installation services and/or lead to a reduction in the average selling price for such offerings.

Many of our customers depend on debt and/or equity financing to fund the initial capital expenditure required to purchase or install a PV solar power system. As a result, an increase in interest rates, or a reduction in the supply of project debt financing or tax equity investments, could reduce the number of solar projects that receive financing or otherwise make it difficult for our customers to secure the financing necessary to purchase or install a PV solar power system on favorable terms, or at all, and thus lower demand for our solar system design and installation service, which could limit our growth or reduce our net sales.

Other Risks

We may not realize the anticipated benefits of past or future acquisitions, and integration of these acquisitions may disrupt our business and management.

We have made several acquisitions in the last several years, and in the future, we may acquire additional companies, project pipelines, products, or technologies or enter into join ventures or other strategic initiatives. We may not realize the anticipated benefits of an acquisition and each acquisition has numerous risks. These risks include the following:

•difficulty in assimilating the operations and personnel of the acquired company;

•difficulty in effectively integrating the acquired technologies or products with our current products and technologies;

•difficulty in achieving profitable commercial scale from acquired technologies;

•difficulty in maintaining controls, procedures, and policies during the transition and integration;

•disruption of our ongoing business and distraction of our management and associates from other opportunities and challenges due to integration issues;

•difficulty integrating the acquired company’s accounting, management information, and other administrative systems;

•inability to retain key technical and managerial personnel of the acquired business.

Risks Related to the Ownership of Our Common Stock

The trading price of our common stock is likely to continue to be volatile.

The trading price of our common stock has been highly volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. The stock market in general has, and likely will continue to experience substantial price and volume fluctuations that are often unrelated or disproportionate to the operating performances of companies. Our common stock may be traded by short sellers which may put pressure on the supply and demand for our company stock, further influencing volatility in its market price. Public perception and other factors outside of our control may additionally impact our stock price and volatility. The market price of our common stock will likely fluctuate significantly in response to the following or other factors, again some of which are beyond are control:

•Significant delays in our supply channel;

•Inability to raise additional capital or do so on favorable terms, if necessary, to maintain or grow our operations;

•Additions or departures of key personnel;

•Future sales of our common stock;

•Stock market price and volume fluctuations attributable to inconsistent trading volume levels of our stock;

•Commencement of or involvement in litigation; and

•Our inability to effectively manage our current and future operations.

Our largest stockholders have significant control over us and its interests may conflict with or differ from interests of other stockholders.

Our largest stockholders, consisting of Brian Milholland and David Massey (collectively, the “Significant Stockholder”) own 100% of our outstanding Preferred Class Series A and Series B stock. As a result, the Significant Stockholder has substantial influence over all matters requiring stockholder approval, including the election of our directors and the approval of significant corporate transactions such as mergers, tender offers, and the sale of all or substantially all of our assets. The interests of the Significant Stockholder could conflict with or differ from interests of other stockholders. For example, the concentration of ownership held by the Significant Stockholder could delay, defer or prevent a change of control of our company or impede a merger, takeover, or other business combination which a majority of stockholders may view favorably.

We may fail to meet our publicly announced guidance or other expectations about our business, which could cause our stock price to decline.

We may provide from time-to-time guidance regarding our expected financial and business performance. Correctly identifying key factors affecting business conditions and predicting future events is inherently an uncertain process, and our guidance may not ultimately be accurate. Our guidance is based on certain assumptions such as those relating to sales volumes (which generally are not linear throughout a given period), average sales prices, supplier and commodity costs, and planned cost reductions. If our guidance varies from actual results due to our assumptions not being met or the impact on our financial performance that could occur as a result of various risks and uncertainties, the market value of our common stock could decline significantly.

Transactions relating to our convertible notes may dilute the ownership interest of existing stockholders, or may otherwise depress the price of our common stock.

The conversion of some or all of the convertible notes issued by us or our subsidiaries would dilute the ownership interests of existing stockholders to the extent we deliver shares upon conversion of any of such notes by their holders, and we may be required to deliver a significant number of shares. Any sales in the public market of the common stock issuable upon such conversion could adversely affect their prevailing market prices. In addition, the existence of the convertible senior notes may encourage short selling by market participants because the conversion of such notes could be used to satisfy short positions, or the anticipated conversion of such notes into shares of our common stock could depress the price of our common stock.

We do not anticipate paying any dividends on our common stock.

We do not anticipate paying any dividends on our common stock for the foreseeable future. Rather, we intend to retain any future earnings for use in the operation and expansion of our business.

General Risk Factors

Unanticipated changed in our tax provisions, the adoption of a new U.S. tax legislation, or exposure to additional income tax liabilities could affect our profitability.

We are subject to income taxes, and are therefore subject to potential tax examinations, in the United States. Tax authorities may disagree with our tax positions and assess additional taxes. We regularly assess the likely outcome of these examinations in order to determine the appropriateness of our tax provision. However, there can be no assurance that we will accurately predict the outcomes of these potential examinations, and the amounts ultimately paid upon resolution of examinations could be materially different from the amount previously included in our income tax expense and therefore, could have a material impact on our tax provision, net income, and cash flows. In addition, our future effective tax rate could be adversely affected by changes to our operating structure, changes in the valuation of deferred tax assets and liabilities, changes in tax laws, and the discovery of new information in the course of our tax return preparation process. In addition, recently announced proposals for new U.S. tax legislation could have a material effect on the results of our operations, if enacted.

We are susceptible to changes in employment laws and regulations or to changes in employment classifications by government agencies.

As we expand our operations to new customer and market segments, and as government acceptance of renewable energy grows, we may become subject to additional federal and state employment laws through procuring contracts to render our services that are funded, in whole or in part, by federal or state governments. For example, the Davis-Bacon Act requires that a contractor pay all personnel assigned to the contract at least the prevailing wage and fringe benefits, as established by and in accordance with the regulations promulgated by the U.S. Department of Labor (“DOL”). Therefore, we may be required to allocate resources, including management’s time, to establishing a policy pursuant to which we evaluate Davis-Bacon Act requirements to ensure our compliance with these requirements. If the DOL were to ultimately determine that anyone working under such contracts were not properly classified, or were being paid the incorrect prevailing wage, we could incur additional liability with respect to such workers. In addition, other factors beyond our control, including increases in minimum wage requirements, overtime pay, healthcare reform, and other laws and regulations affecting employees, independent contractors, and other third-party service providers, could have a material adverse effect on our business, financial condition, and results of operation.

Any failure by us to comply with a variety of U.S. privacy and consumer protection laws may harm us.

Personal privacy and data security have become significant issues in the United States, Europe, and in many other jurisdictions in which we or our suppliers or third-party providers operate. The regulatory framework for privacy and security issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Furthermore, federal, state, or foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws and regulations affecting data privacy, all of which may be subject to invalidation by relevant foreign judicial bodies. Industry organizations also regularly adopt and advocate for new standards in this area.

In the United States, these include rules and regulations promulgated or pending under the authority of federal agencies, state attorneys general, legislatures, and consumer protection agencies. For example, as of January 2020, the California Consumer Privacy Act imposes certain legal obligations on our use and processing of personal information related to California residents. In many jurisdictions, enforcement actions and consequences for noncompliance are also rising. In addition to government regulation, privacy advocates and industry groups may propose new and different self-regulatory standards that either legally or contractually apply to us.

Any failure by us or our business partners to comply with our public privacy notice or with federal, state or international privacy, data protection or security laws or regulations relating to the processing, collection, use, retention, security and transfer of personally identifiable information could result in regulatory or litigation-related actions against us, legal liability, fines, damages, ongoing audit requirements and other significant costs. Substantial expenses and operational changes may be required in connection with maintaining compliance with such laws, and in particular certain emerging privacy laws are still subject to a high degree of uncertainty as to their interpretation and application. Notwithstanding our efforts to protect the security and integrity of our customers’ personal information, we may be required to expend significant resources to comply with data breach requirements if, for example, third parties improperly obtain and use the personal information of our customers or we otherwise experience a data loss with respect to customers’ personal information. A major breach of our network security may result in fines, penalties and damages and harm our brand, prospects and operating results.

Cyber-attacks or other breaches of our information systems, or those of third parties with which we do business, could have a material adverse effect on  our business, financial condition, and results of operations.

Our operations rely on our computer systems, hardware, software, and networks, as well as those of third parties with which we do business, to securely process, store, and transmit proprietary, confidential, and other information, including intellectual property. These information systems may be compromised by cyber-attacks, computer viruses, and other events that could be materially disruptive to our business operations and could put the security of our information, and that of the third parties with which we do business, at risk of misappropriation or destruction. In recent years, such cyber incidents have become increasingly frequent and sophisticated, targeting or otherwise affecting a wide range of companies. We can make no assurances that any security measures, if any, we take, or those of the third parties with which we do business, to minimize the likelihood and impact of a cyber incident will be adequate. If any of these risks occur, valuable information may be lost, our operations may be disrupted, we may be unable to fulfill our customer obligations, and our reputation may suffer. These consequences could have a material adverse effect on our business, financial condition, and results of operations.

We depend on third-party providers for internet, other communication infrastructures and data management systems in which our operations critical rely upon.

We rely on third-party service providers for substantially all of our communication and information technology systems, including for product data management, procurement, inventory management, operations planning and execution, sales, service and logistics, financial, tax and regulatory compliance systems. We rely on our third-party service providers to protect our systems and databases against intellectual property theft, data breaches, sabotage and other external or internal cyber-attacks or misappropriation. No assurances can be made that third-party service providers will protect against those and other risks. Any disruption, either temporary or permanent, to our communication and technology systems would likely have a significant adverse material effect on our business, financial condition and operating results.

Our operations could be adversely affected by event outside of our control, such as natural disasters, wars, or health epidemics.

We may be impacted by natural disasters, wars, health epidemics, or other events outside of our control. For example, our corporate headquarters and primary region of operations is in the seismically active region of California, and the Western region of the United States, in general, is highly prone to extreme wildfires. If major disasters such as earthquakes, floods, fires, or other events occur, or our information system or communications breaks down or operates improperly, our headquarters and operations may be seriously damaged, or we may have to stop or delay our operations. In addition, the global COVID-19 pandemic has impacted economic markets, manufacturing operations, supply chains, employment and consumer behavior in nearly every geographic region and industry across the world, and we have been, and may in the future be, adversely affected as a result. We may incur expenses or delays relating to such event outside of our control, which could have a material adverse impact on our business, operating results and financial condition.

The production and installation of solar energy systems depends heavily on suitable meteorological and environmental conditions. If meteorological or environmental conditions are unexpectedly unfavorable, the electricity production from our solar service offerings may be below our expectations, and our ability to timely deploy new systems may be adversely impacted.

The energy produced and revenue and cash flows generated by a solar energy system depend on suitable solar and weather conditions, both of which are beyond our control. Furthermore, components of our systems, such as panels and inverters, could be damaged by severe weather or natural catastrophes, such as hailstorms, tornadoes, fires, or earthquakes. In these circumstances, we generally would be obligated to bear the expense of repairing the damaged solar energy systems that we own. Sustained unfavorable weather or environmental conditions also could unexpectedly delay the installation of our solar energy systems, leading to increased expenses and decreased revenue and cash flows in the relevant periods. Extreme weather conditions, as well as the natural catastrophes that could result from such conditions, can severely impact our operations by delaying the installation of our systems, lowering sales, and causing a decrease in the output from our systems due to smoke or haze. Weather patterns could change, making it harder to predict the average annual amount of sunlight striking each location where our solar energy systems are installed. This could make our solar service offerings less economical overall or make individual systems less economical. Any of these events or conditions could harm our business, financial condition, and results of operations.

Item 2.Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Business Development Plan

The primary components of our growth strategy are as follows:

•  Enhancing our Company's brand and reputation in solar design and integration and expanding our installation business.

•  Expanding our business into the energy management space.

Expansion of Installation Business

We are planning to expand our installation business. We will continue to execute our marketing and sales strategy in Southern California and, with additional capital, will be able to expand our business to cover Northern California, or other states. The planned expansion is expected to occur through acquiring smaller installation companies in these regions and/or through the establishment of subsidiaries in these states and boost our installation profits.

Expected Changes in Number of Employees, Plant, and Equipment

We do not currently plan to purchase specific additional physical plant and significant equipment within the immediate future. We anticipate adding additional employees in the next 12 months, as needed. We do not feel that we would have any unmanageable difficulty in locating needed staff.

Results of Operations

Year Ended February 29, 2020 Compared to Year Ended February 28, 2019; Nine-Month Interim period ending November 30, 2020

  Revenues

For the years ended February 28, 2019 and 2020 and for the interim period ended November 30, 2020, our business had total sales of $4,975,907, $9,122,685, and $13.135.183, respectively. For the twelve months ended February 29, 2020 and the interim period ended November 30, 2020, revenues increased due to increased solar/roofing sells and completed installations by the Company and/or its subsidiaries.

Gross Profits

For the years ended February 28, 2019 and 2020 and for the interim period ended November 30, 2020, our business had total gross profits of $1,087,331, $2,415,398, and $3,099,525, respectively. For the twelve months ended February 29, 2020 and the interim period ended November 30, 2020, gross profits increased due to the increase in revenues.

Salary and Wage Expenses

For the years ended February 28, 2019 and 2020 and for the interim period ended November 30, 2020, our business had salary and wage expenses of $435,935, $1,140,535, and $2,462,433, respectively.  For the twelve months ended February 29, 2020 and the interim period ended November 30, 2020, salary and wage expenses increased due to (i) increased office and middle management salaries; and (ii) an increased number of employees over the prior period.

Professional Fees

For the years ended February 28, 2019 and 2020 and for the interim period ended November 30, 2020, our business had professional and consulting expenses of $146,233, $1,131,898, and $350,598, respectively.  For the twelve months ended February 29, 2020 professional and consulting expenses increased by $985,665 due to legal expenses incurred in conjunction with the Company’s various acquisitions completed during the period.

Marketing Expenses

For the years ended February 28, 2019 and 2020 and for the interim period ended November 30, 2020, our business had marketing expenses of $288,852, $729,591, and $291,343, respectively.  For the twelve months ended February 29, 2020 marketing expenses increased by $440,739 due to increases in marketing efforts.

General and Administrative Expenses

For the years ended February 28, 2019 and 2020 and for the interim period ended November 30, 2020, our business had general and administrative expenses of $914,298, $2,907,216, and $1,173,263, respectively.  For the twelve months ended February 29, 2020 and the interim period ended November 30, 2020, general and administrative expenses increased due to additional overhead attributable to the Company’s newly acquired subsidiaries.

Liquidity and Capital Resources

Net cash used in operating activities for the years ended February 28, 2019 and 2020 and for the interim period ended November 30, 2020 was $(737,001), $(201,384) and $(1,120,648), respectively, net of changes in operating assets and liabilities, primarily due to changes in accounts payable, accrued liabilities, and amounts due to related parties.

Net cash used in investing activities for the years ended February 28, 2019 and 2020 and for the interim period ended November 30, 2020 was $(10,749), $(2,459,886), and $(407,795), respectively.  The change was primarily due to financing obtained in conjunction with completed acquisitions.

Net cash provided in financing activities for the years ended February 28, 2019 and 2020 and for the interim period ended November 30, 2020 was $781,649, $3,222,869, and $1,227,101, respectively.  The change was primarily due to proceeds from a debenture payable used in financing the acquisition of Milholland Electric, Inc.

For the interim period ended November 30, 2020, the Company recorded a net loss of $(1,106,917) and provided $(1,120,648) of cash in operating activities. For the year ended February 29, 2020 the Company recorded net loss of $(4,583,700) and provided $(201,384) of cash in operating activities.  For the year ended February 28, 2019, the Company recorded a net loss of $(1,069,127) and used $(737,001) of cash for operating activities.

As of November 30, 2020, the Company had $338,635 in cash to fund its operations.  The Company does not believe its current cash balance will be sufficient to allow the Company to fund its planned operating activities for the next twelve months.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations or substantially curtail some of its planned activities.  These conditions raise substantial doubt as to the Company's ability to continue as a going concern.  The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities should the Company be unable to continue as a going concern.

As the Company continues to incur losses, achieving profitability is dependent on achieving a level of revenues adequate to support the Company's cost structure.  The Company may never achieve profitability, and unless and until it does, the Company will continue to need to raise additional capital.  Management intends to fund future operations through additional private or public equity offering and may seek additional capital through arrangements with strategic partners of from other sources.  There can be no assurances, however, that additional funding will be available on terms acceptable to the Company, or at all.  Any equity financing may be dilutive to existing shareholders.

Off-Balance Sheet Arrangements

As of November 30, 2020, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Liquidity and Capital Resources

As of February 29, 2020, we had current assets in the amount of $1,631,085 consisting of cash and cash equivalents in the amount of $639,977, accounts receivable of $880,323, prepaid and other current assets of $67,468, and inventory in the amount of $43,317. For the interim period ended November 30, 2020, we had current assets in the amount of $2,399,333 consisting of cash and cash equivalents in the amount of $338,635, accounts receivable of $1,563,691, prepaid and other current assets of $185,833, and inventory in the amount of $311.174.

As of February 29, 2020, we had current liabilities in the amount of $8,538,103. These consisted primarily of accounts payable in the amount of $2,088,952, notes payable of $226,730, debenture payable of $2,432,000, convertible notes payable of $578,833, and derivative liabilities of $1,440,532. During the year ended February 29, 2020, our operating activities used a net $(201,384) in cash.

As of November 30, 2020, we had current liabilities in the amount of $8,803,063. These consisted primarily of accounts payable in the amount of $2,060,346, notes payable of $1,456,331, debenture payable of $2,333,605, convertible notes payable of $238,708, derivative liabilities of $1,393,644, and amounts due related parties of $1,048,927. For the interim period ended November 30, 2020, our operating activities used a net $(1,120,648) in cash.

In order to move forward with our business development plan, set forth above, we will require additional financing, as allocated in the Use of Proceeds section above.

We will require substantial additional financing, in order to execute our business expansion and development plans and we may require additional financing in order to sustain substantial future business operations for an extended period of time. We currently do not have any firm arrangements for financing and we may not be able to obtain financing when required, in the amounts necessary to execute on our plans in full, or on terms which are economically feasible.

We are currently seeking additional financing. If we are unable to obtain the necessary capital to pursue our strategic plan, we may have to reduce the planned future growth of our operations.

Going Concern

We have experienced recurring net losses and had an accumulated deficit of $10,226,230 and $11,333,148 as of February 29, 2020 and November 30, 2020, respectively. To date, we have not been able to produce sufficient sales to become cash flow positive and profitable on a consistent basis. The success of our business plan during the next 12 months and beyond will be contingent upon generating sufficient revenue to cover our costs of operations and/or upon obtaining additional financing. For these reasons, our auditor has raised substantial doubt about our ability to continue as a going concern.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Income taxes are one such critical accounting policy. Income taxes are recorded on an accrual basis of accounting based on tax positions taken or expected to be taken in a tax return. A tax position is defined as a position in a previously filed tax return or a position expected to be taken in a future tax filing that is reflected in measuring current or deferred income tax assets and liabilities. Tax positions are recognized only when it is more likely than not (i.e., likelihood of greater than 50%), based on technical merits, that the position would be sustained upon exami7.nation by taxing authorities. Tax positions that meet the more likely than not threshold are measured using a probability-weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. A valuation allowance is established to reduce deferred tax assets if all or some portion, of such assets will more than likely not be realized. Should they occur, our policy is to classify interest and penalties related to tax positions as income tax expense. Since our inception, no such interest or penalties have been incurred.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In connection with the preparation of the financial statements, we are required to make assumptions and estimates about future events that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumption and estimate on historical experience and other factors that management believes are relevant at the time our financial statements are prepared. On a periodic basis, management reviews the accounting policies, assumptions and estimates to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from the estimates and assumptions, and such differences could be material.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment and the valuation of debt and equity transactions. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At times, the Company's cash balances may exceed the current insured amounts under the Federal Deposit Insurance Corporation.

Accounts Receivable

Management reviews accounts receivable periodically to determine if any receivables will potentially be uncollectible. Management’s evaluation includes several factors including the aging of the accounts receivable balances, a review of significant past due accounts, economic conditions, and our historical write- off experience, net of recoveries. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Property, Plant and Equipment

Property and equipment are carried at cost less amortization and depreciation. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations. Property and equipment consist of Motor Vehicle, Computer Equipment, Machinery and Equipment, Furniture and Equipment and Trucks which are depreciated on a straight-line basis over their expected useful lives as follows.

Motor Vehicle	5 years
Computer Equipment	5 years
Machinery and Equipment	5 years
Furniture & Equipment	5 years
Trucks	5 years

Leases

Effective March 1, 2019, the Company adopted the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), and additional ASUs issued to clarify and update the guidance in ASU 2016-02 (collectively, the “new leases standard”), which modifies lease accounting for lessees to increase transparency and comparability by recording lease assets and liabilities for operating leases and disclosing key information about leasing arrangements. The Company adopted the new leases standard utilizing the modified retrospective transition method, under which amounts in prior periods presented were not restated. For contracts existing at the time of adoption, the Company elected to not reassess (i) whether any are or contain leases, (ii) lease classification, and (iii) initial direct costs.

Advertising

The Company conducts advertising for the promotion of its services. In accordance with ASC Topic 720-35-25, advertising costs are charged to operations when incurred.

Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount:

(i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Fair Value Measurements

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at February 29, 2020.

Income Taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Stock-based Compensation

The Company accounts for equity-based transactions with nonemployees under the provisions of ASC Topic No. 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). ASC 505-50 establishes that equity-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for payments to nonemployees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, we recognize the fair value of the equity instruments issued as deferred stock compensation and amortize the cost over the term of the contract.

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation—Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

Business Combinations

In accordance with ASC 805-10, “Business Combinations”, the Company accounts for all business combinations using the acquisition method of accounting. Under this method, assets and liabilities, including any remaining non-controlling interests, are recognized at fair value at the date of acquisition. The excess of the purchase price over the fair value of assets acquired, net of liabilities assumed, and non-controlling interests is recognized as goodwill. Certain adjustments to the assessed fair values of the assets, liabilities, or non-controlling interests made subsequent to the acquisition date, but within the measurement period, which is up to one year, are recorded as adjustments to goodwill. Any adjustments subsequent to the measurement period are recorded in income. Any cost or equity method interest that the Company holds in the acquired company prior to the acquisition is re-measured to fair value at acquisition with a resulting gain or loss recognized in income for the difference between fair value and the existing book value. Results of operations of the acquired entity are included in the Company’s results from the date of the acquisition onward and include amortization expense arising from acquired tangible and intangible assets.

Goodwill

The Company allocates goodwill to reporting units based on the reporting unit expected to benefit from the business combination. We evaluate our reporting units on an annual basis and, if necessary, reassign goodwill using a relative fair value allocation approach. Goodwill is tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant portion of a reporting unit.

Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit. The fair value of each reporting unit is estimated primarily through the use of a discounted cash flow methodology. This analysis requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for our business, estimation of the useful life over which cash flows will occur, and determination of our weighted average cost of capital.

The estimates used to calculate the fair value of a reporting unit change from year to year based on operating results, market conditions, and other factors. Changes in these estimates and assumptions could materially affect the determination of fair value and goodwill impairment for each reporting unit.

Impairment of long-lived assets

Tangible and intangible assets (excluding goodwill) are assessed at each reporting date for indications that an asset may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, the Company makes an estimate of the asset's recoverable amount. The asset's recoverable amount is the higher of an asset's or cash-generating unit's fair value less costs of disposal and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset or a group of assets exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or the group of assets.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company used a Black Scholes valuation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Contractual Obligations

Accounts Payable and Accrued Liabilities As of February 29, 2020	Payments Due by Period
	Total	< 1 Year	1-3 Years	3-5 Years	>5 Years
Long Term Debts	2,589,431	2,589,431	-	-	-
Notes Payable	226,730	226,730	-	-	-
Convertible Notes Payable	183,005	183,005	-	-	-
Operating Lease	2,378,313	212,848	387,207	363,767	1,414,491
Other Long-Term Liabilities	2,400,000	-	2,400,000	-	-
Total	7,777,479	3,212,014	2,787,207	363,767	1,414,491

Recent Accounting Pronouncements

On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC718 and forgo revaluing the award after this date. The guidance is effective for interim and annual periods beginning after December 15, 2018. The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings.

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, employment, personal injury caused by our employees, and other general claims.

On January 2, 2020, Oscaleta Partners, LLC filed a complaint in the state of Connecticut against the Company and its officers, David Massey, CEO, and Robert N. Jones, CFO (former). The suit was filed in an effort to compel the Company and its officers to convert several convertible notes into common shares of the Company’s common stock. On July 10, 2020, the Parties entered into a Settlement and Release Agreement and amicably resolved the matter without the need of litigation. Oscaleta Partners, LLC subsequently withdrew its complaint shortly after a resolution was reached by the parties.

We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

Item 3.Properties.

Our mailing address is 1475 N. Cuyamaca Street, El Cajon, California 92020. In conjunction with our operations, the Company, including its subsidiaries, has entered the following leases:

•1469 & 1475 N. Cuyamaca St., El Cajon, CA 92020; 5-year term commencing June 1, 2020; $96,000 per year, $8,000 per month.

•10622 Kenny St., Santee, CA 92071; 10-year term commencing June 1, 2020; $78,000 per year, $6,500 per month.

•968 E. Rancheros Dr, Suite R, San Marcos, CA 92609 ; Month-to-month lease term; $2,618 per month plus CAM expense.

•12411 Poway Road, Suite 102, Poway, CA 92064; 5-year term commencing November 1, 2016; $3,860 per month plus NNN expense.

Item 4.Security Ownership of Certain Beneﬁcial Owners and Management.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of December 28, 2020, the number of shares of common stock and preferred stock owned of record and beneficially by our executive officers, directors and persons who hold 5% or more of the outstanding shares of common stock of the Company.

The amounts and percentages of our common stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the shareholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our common stock. Except as otherwise indicated, the address of each of the shareholders listed below is: c/o Solar Integrated Roofing Corp., 1475 N. Cuyamaca St, El Cajon, CA 92020.

Applicable percentage ownership is based on 196,020,289 shares of Common Stock outstanding, 5,000,000 shares of Series A preferred stock outstanding, and 13,000,000 shares of Series B preferred stock outstanding, all as of March 11, 2021. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock as held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 11, 2021.

Name and Address of Beneficial Owner	Common Stock Owned Beneficially/Percent of Class	Series A Preferred Owned Beneficially /Percent of Class	Series B Preferred Owned Beneficially /Percent of Class
Named Executive Officers and Directors
David Massey, Chief Executive Officer	5,000,000/1.68%	2,500,000/50.0%	6,500,000/50.0%
Brian Milholland, President	0	2,500,000/50.0%	6,500,000/50.0%
C. Scott Widdes, Director	1,550,000/0.52%	0	0
Jennifer Bees, Chief Financial Officer	0	0	0
All directors and officers as a group (4 persons)	5,000,000/2.20%	5,000,000/100.0%	13,000,000/100.0%
5% or greater shareholders
None

Changes in Control

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

Item 5. Directors and Executive Officers.

The following table contains information with respect to our directors and executive officers. To the best of our knowledge, none of our directors or executive officers have an arrangement or understanding with any other person pursuant to which he or she was selected as a director or officer. There are no family relationships between any of our directors or executive officers. Directors serve one-year terms. Our executive officers are appointed by and serve at the pleasure of the Board of Directors.

Name	Current Age	Position
David Massey	57	Chief Executive Officer, Director
Brian Milholland	55	President, Director
Jennifer Bees	35	Chief Financial Officer
C. Scott Widdes	63	Vice President, Director

Brian Milholland, age 55

Mr. Milholland combines over 30 years in the solar and roofing industry. The majority of Mr. Milholland’s professional career has been devoted to the growth and development of Milholland Electric Inc., which he established in January 1990 and which is now a wholly owned subsidiary of the Company. His extensive knowledge and understanding of the solar and roofing industries make him a valuable asset to the Company. In addition to his work with the Company and its subsidiaries, Mr. Milholland serves as board member of Twende Solar.

David Massey, age 57

Mr. Massey combines over 30 years of experience in the solar and roofing industry. At age 25, Mr. Massey established his first roofing company. Shortly thereafter, in the early 1990’s, he reconfigured his business model to include solar services. Mr. Massey focuses on ensuring customers enjoy a great value, the highest quality installation, and products that carry the best warranty in the business. He leads the Company’s plan for growth, which includes purchasing other solar and roofing companies to increase the Company’s national footprint and expanding into related industries. Mr. Massey does not currently possess any other board memberships, nor does he currently have any other affiliations.

Jennifer Bees, age 35

Ms. Bees combines over 15 years of experience in finance and accounting. Her experience includes financial modeling and analysis, due diligence, risk management, contract review, tax and audit compliance, payroll, cost and variance accounting, GAAP and SOX compliance, asset management, process improvement, human resources, company-wide performance reviews, and staff management and development. From 2015 to 2017, Ms. Bees was employed by 3E Company (a Verisk Analytics company). From 2016 to the present date, Ms. Bees has worked for MEPS Real-Time, Inc. dba IntelliGuard. Ms. Bees earned her Bachelor of Science degree in Accounting from California State University San Marcos. She is a Certified Public Accountant and an active member of The California Society of CPAs (CalCPA), American Institute of Certified Public Accountants (AICPA), and Institute of Management Accountants (IMA) as well as being a licensed California Public Notary.

C. Scott Widdes, age 63

Mr. Widdes combines over 15 years of experience in the roofing industry. In January 2021, the Company hired Mr. Widdes as Vice President of the Company and as President over the division of Roofing Operations, overseeing roofing operations for the following subsidiaries: (i) Secure Roofing and Solar, Inc; (ii) McKay Roofing Company, Inc.; and (iii) Montrose Companies, Inc. Prior to his employment with the Company, Mr. Widdes worked as a Senior Territory Manager for CertainTeed (Vista, California), a leading manufacturer and supplier of roofing products, from 2005 through December 2020. Mr. Widdes does not currently possess any other board memberships, nor does he currently have any other affiliations.

Family Relationships.

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings.

Other than as disclosed below, there have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Company during the past five years.

On January 2, 2020, Oscaleta Parteners, LLC filed a complaint in the state of Connecticut against the Company and its officers, David Massey, CEO, and Robert N. Jones, CFO (former). The suit was filed in an effort to compel the Company and its officers to convert several convertible notes, into common shares of the Company’s common stock. On July 10, 2020, the Parties entered into a Settlement and Release Agreement and amicably resolved the matter without the need of litigation. Oscaleta Partners, LLC subsequently withdrew its complaint shortly after a resolution was reached by the parties.

Item 6.Executive Compensation.

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the current fiscal year and the fiscal years ended February 28, 2020 and 2019.

EXECUTIVE OFFICER COMPENSATION TABLE (FISCAL YEAR)

Name/Position	Year	Salary	Bonus	Stock Awards	All Other Comp.	Total
David Massey (PEO) (1)	2021	156,666(1)	0	375,000(2)	0	531,666
	2020	140,000	0	1,250,000(3)	0	1,390,000
	2019	140,000	0	0	0	140,000

R. Nickolas Jones (PFO (Former))	2021	—	—	—	—	—
	2020	0	0	750,000(4)	—	—
	2019	—	—	—	—	—

Jennifer Bees (PFO)	2021	42,286	—	—	—	42,286
	2020	—	—	—	—	—
	2019	—	—	—	—	—

Brian Milholland (5)	2021	340,000	0	—	0	340,000
	2020	10,000	—	—	—	10,000
	2019	—	—	—	—	—

1.All salary payable to Mr. Massey is paid by our subsidiary, Secure Roofing and Solar, Inc. (“SRS”), as compensation to Mr. Massey for his services as President of SRS.

2.Issuance of 1,500,000 shares of Series B Preferred Stock

3.Issuance of 5,000,000 shares of Series B Preferred Stock

4.Issuance of 3,000,000 shares of Series B Preferred Stock

5.Salary amounts for Mr. Milholland include salaries payable by the Company and our subsidiary, Milholland Electric, Inc.

Outstanding Equity Awards at the End of the Fiscal Year

We do not have any equity compensation plans and therefore no equity awards are outstanding as of February 29, 2020.

2020 DIRECTOR COMPENSATION TABLE

None of the members of the Board of Directors of the Company were compensated for services in such capacity.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. All decisions regarding compensation are determined by our Board of Directors.

Options and Stock Appreciation Rights

As of December 29, 2020, no options have been issued.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with our director or executive officer, and we are not obligated to pay severance or other enhanced benefits to our executive officer upon termination of his employment.

Employment Agreements

Mr. Milholland Employment Agreement

We entered into an employment agreement with Brian Milholland, our President, on January 17, 2020 (the “Milholland Employment Agreement”). The agreement is for an indefinite term, subject to periodic review by the Board of Directors, and stipulates a base salary (the “Base Salary”) of (i) $50,000 for the period January 17, 2020 through June 30, 2020, and thereafter (beginning July 1, 2020), an annual base salary of $180,000, prorated for any partial year; and (ii) $180,000 per year for Mr. Milholland’s continued service as President of Milholland Electric, Inc., a wholly-owned subsidiary of the Company (“MEI”). The Milholland Employment Agreement allows for an annual incentive bonus of (x) 20% of MEI’s annual net profits; (y) 10% of the aggregate net profits of the Company and each of its construction-based subsidiaries (excluding MEI); and (z) a commission on any sales generated by Mr. Milholland.

As a full-time employee of the Company, Mr. Milholland will be eligible to participate in any benefit programs offered by the Company.

Mr. Milholland’s employment may be terminated by the Company for “Cause” or upon Mr. Milholland’s disability. “Cause” shall mean (i) conviction or entry of nolo contendere to any felony or a crime involving moral turpitude, fraud or embezzlement of Company property; (ii) dishonesty, gross negligence or gross misconduct that is materially injurious to the Company or material failure to perform her/his duties under this Agreement which has not been cured by Mr. Milholland within 60 days after he shall have received written notice from the Company stating with reasonable specificity the nature of such failure to perform; and (iii) illegal use or use of drugs, alcohol, or other related substances that is materially injurious to the Company.

Mr. Jones Employment Agreement

We entered into a consulting agreement with R. Nickolas Jones, on January 10, 2019 (the “Jones Consulting Agreement”) wherein Mr. Jones acted as the Company’s Principal Financial Officer. Mr. Jones was compensated based on a rate of $80.00 per hour. The Jones Consulting Agreement was terminated when Mr. Jones resigned on February 28, 2020.

Director Agreements

The Company has not currently entered into any formal written agreements with members of its Board of Directors.

Board of Directors

Our directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Our officers are elected by and serve at the discretion of the Board of Directors.

Item 7.Certain Relationships and Related Transactions, and Director Independence.

During the year ended February 29, 2020, there was $182,220 of expenses incurred for payroll for David Massey.

During the year ended February 28, 2019, there was $178,511 of expenses paid for payroll for David Massey.

As of February 29, 2020 $586,719 was owed to related parties:

-$479,193 owed to Brian Milholland, amounts owed for purchase of Milholland Electric, Inc.

-$107,525 owed to the former CFO Robert Jones, amounts paid to the Company for operating activities.

As of February 28, 2019, amounts owing to related parties was and $25,739 due to David Massey, related to short-term amount paid to the Company.

Item 8.Legal Proceedings.

Other than as described below, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

On January 2, 2020, Oscaleta Parteners, LLC filed a complaint in the state of Connecticut against the Company and its officers, David Massey, CEO, and Robert N. Jones, CFO (former). The suit was filed in an effort to compel the Company and its officers to convert several convertible notes, into common shares of the Company’s common stock. On July 10, 2020, the Parties entered into a Settlement and Release Agreement and amicably resolved the matter without the need of litigation. Oscaleta Partners, LLC subsequently withdrew its complaint shortly after a resolution was reached by the parties.

Item 9.Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information.

Our common stock is qualified for quotation on the OTC Markets-OTC Pink under the symbol “SIRC” and has been quoted on the OTC Pink since December 2015. Previously, our common stock was quoted on the OTC Markets-OTC Pink, under the symbol “LSDC.” The following table sets forth the range of the high and low bid prices per share of our common stock for each quarter of our fiscal year as reported in the over-the-counter markets. These quotations represent interdealer prices, without retail markup, markdown or commission, and may not represent actual transactions. There currently is a minimal liquid trading market for our common stock. There can be no assurance that a significant active trading market in our common stock will develop, or if such a market develops, that it will be sustained.

	2021
	High	Low
First Quarter (through May 31)	$0.051	$0.011
Second Quarter (through August 31)	0.061	0.03
Third Quarter (through November 30)	0.098	0.044
Fourth Quarter (through December 29)	0.319	0.063

	2020
	High	Low
First Quarter (through May 31)	$0.08	$0.035
Second Quarter (through August 31)	0.217	0.01
Third Quarter (through November 30)	0.099	0.02
Fourth Quarter (through February 29)	0.037	0.02

	2019
	High	Low
First Quarter (through May 31)	$0.48	$0.20
Second Quarter (through August 31)	0.41	0.15
Third Quarter (through November 30)	0.22	0.11
Fourth Quarter (through February 28)	0.135	0.052

	2018
	High	Low
First Quarter (through May 31)	$0.69	$0.077
Second Quarter (through August 31)	0.42	0.11
Third Quarter (through November 30)	0.65	0.15
Fourth Quarter (through February 28)	0.63	0.25

The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer’s securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any particular state. Further, our shares may be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer’s net tangible assets; or exempted from the definition by the SEC. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000 by an individual, or $300,000 together with his or her spouse), are subject to additional sales practice requirements.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares.

We have not previously filed a registration statement under the Securities Act. Shares sold pursuant to exemptions from registration are deemed to be “restricted” securities as defined by the Securities Act. As of November 30, 2020, out of a total of 500,000,000 shares authorized, 30,662,924 shares are issued as restricted securities and can only be sold or otherwise transferred pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration. Of such restricted shares, 5,000,000, (16.30%) shares are held by affiliates (directors, officers and 10% holders), with the balance of 25,662,924 (83.70%) shares being held by non-affiliates.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares of a reporting company for at least six months, including any person who may be deemed to be an “affiliate” of the company (as the term “affiliate” is defined under the Securities Act), is entitled to sell, within any three-month period, an amount of shares that does not exceed the greater of (i) the average weekly trading volume in the company’s common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale or (ii) 1% of the shares then outstanding. In order for a stockholder to rely on Rule 144, adequate current public information with respect to the company must be available. A person who is not deemed to be an affiliate of the company and has not been an affiliate for the most recent three months, and who has held restricted shares for at least one year is entitled to sell such shares without regard to the various resale limitations under Rule 144. Under Rule 144, the requirements of paragraphs (c), (e), (f), and (h) of such Rule do not apply to restricted securities sold for the account of a person who is not an affiliate of an issuer at the time of the sale and has not been an affiliate during the preceding three months, provided the securities have been beneficially owned by the seller for a period of at least one year prior to their sale. For purposes of this registration statement, a controlling stockholder is considered to be a person who owns 10% or more of the company’s total outstanding shares, or is otherwise an affiliate of the Company. No individual person owning shares that are considered to be not restricted owns more than 10% of the Company’s total outstanding shares.

Holders

As of November 30, 2020, we had 79 shareholders of common stock per transfer agent’s shareholder list.

Dividends

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying any dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the growth of the Registrant’s business.

Equity Compensation Plan Information

The Company has not yet adopted an equity compensation plan but plans to do so in the near future.

Item 10.Recent Sales of Unregistered Securities.

Except where noted, all of the securities discussed below were issued in reliance on the exemption under Section 4(a)(2) of the Securities Act. All issuances are for common stock unless stated otherwise.

May 5, 2018 – 1,000,000 shares were issued in exchange for $10,000 total consideration.

May 10, 2018 – 399,699 shares were issued at $0.03 per share in partial satisfaction of outstanding convertible notes.

June 8, 2018 – 450,000 shares were issued at $0.03 per share as payment for consulting services.

August 21, 2018 – 221,875 shares were issued at $0.03 per share in partial satisfaction of an outstanding convertible note.

August 27, 2018 – 1,540,000 shares were issued in exchange for $23,800 total consideration.

August 27, 2018 – 2,025,000 shares were issued at $0.03 per share as payment for consulting services.

November 28, 2018 – 6,322,800 shares were issued in exchange for $65,068 total consideration.

January 17, 2019 – 884,400 shares were issued at $0.026 per share in partial satisfaction of an outstanding convertible note.

January 22, 2019 – 200,000 shares were issued at $0.026 per share in partial satisfaction of an outstanding convertible note.

January 31, 2019 – 500,000 shares were issued at $0.026 per share in partial satisfaction of an outstanding convertible note.

February 22, 2019 – 500,000 shares were issued at $0.026 per share in partial satisfaction of an outstanding convertible note.

February 28, 2019 – 21,000,000 shares were issued in exchange for $210,000 total consideration.

March 1, 2019 – 523500 shares were issued at $0.0285 per share in partial satisfaction of an outstanding convertible note.

March 19, 2019 – 584,795 shares were issued at $0.0342 per share in partial satisfaction of an outstanding convertible note.

April 3, 2019 – 651,042 shares were issued at $0.0307 per share in partial satisfaction of an outstanding convertible note.

April 3, 2019 – 1,500,000 shares were issued at $0.06 per share in full satisfaction of an account payable.

April 12, 2019 – 1,000,000 shares were issued in exchange for $40,000 total consideration.

June 21, 2019 – 714,286 shares were issued at $0.026 per share in partial satisfaction of an outstanding convertible note.

July 10, 2019 – 631,465 shares were issued at $0.026 per share in partial satisfaction of an outstanding convertible note.

August 27, 2019 – 3,500,000 shares were issued at $0.04 per share as payment for consulting services.

October 1, 2019 – 6,250,000 shares were issued at $0.04 per share as partial consideration for the acquisition purchase price of Montrose Companies, Inc.

October 11, 2019 – 548,545 shares were issued at $0.02 per share in partial satisfaction of an outstanding convertible note.

October 28, 2019 – 2,000,444 shares were issued at $0.0374 per share in partial satisfaction of an outstanding convertible note.

November 1, 2019 – 250,000 shares were issued at $0.0374 per share in satisfaction of an account payable.

November 1, 2019 – 1,000,000 shares were issued in exchange for $37,400 total consideration.

November 4, 2019 – 645,161 shares were issued at $0.02 per share in partial satisfaction of an outstanding convertible note.

November 5, 2019 – 2,500,000 shares were issued at $0.0374 per share in partial satisfaction of outstanding convertible notes.

November 12, 2019 – 1,166,666 shares were issued in exchange for $11,666.66 total consideration.

November 4, 2019 – 645,161 shares were issued at $0.02 per share in partial satisfaction of an outstanding convertible note.

December 4, 2019 – 1,450,000 shares were issued at $0.01 per share in partial satisfaction of an outstanding convertible note.

December 19, 2019 – 1,479,591 shares were issued at $0.01 per share in partial satisfaction of an outstanding convertible note.

December 20, 2019 – 4,000,000 shares were issued at $0.012 per share in partial satisfaction of an outstanding convertible note.

December 30, 2019 – 3,500,000 shares were issued in exchange for $35,000 total consideration.

February 26, 2020 – 8,000,000 total shares of Series B Preferred were issued at $0.025 as share-based compensation to David Massey (5,000,000 shares) and Robert Jones (3,000,000 shares).

March 4, 2020 – 1,000,000 shares were issued at $0.012 per share in partial satisfaction of an outstanding convertible note.

March 5, 2020 – 3,500,000 shares of Series B Preferred were issued at $3.45 per share as partial consideration for the acquisition purchase price of Milholland Electric, Inc.

June 17, 2020 – 1,500,000 shares of Series B Preferred were issued at $0.025 as share-based compensation to David Massey.

June 29, 2020 – 1,000,000 shares were issued at $0.026 per share as payment for consulting services.

July 23, 2020 – 11,589,958 shares were issued at $0.01 per share in full satisfaction of outstanding convertible notes.

July 24, 2020 – 1,000,000 shares were issued at $0.0195 per share in partial satisfaction of an outstanding convertible note.

July 30, 2020 – 1,000,000 shares were issued at $0.0155 per share in partial satisfaction of an outstanding convertible note.

August 6, 2020 – 1,000,000 shares were issued at $0.0185 per share in partial satisfaction of an outstanding convertible note.

August 12, 2020 – 1,246,536 shares were issued at $0.018 per share in partial satisfaction of an outstanding convertible note.

August 12, 2020 – 500,000 shares were issued in exchange for $12,500 total consideration.

August 31, 2020 – 500,000 shares were issued in exchange for $12,500 total consideration.

September 10, 2020 – 7,583,980 shares were issued at $0.01155 per share in partial satisfaction of an outstanding convertible note.

September 17, 2020 – 3,646,229 shares were issued at $0.0175 per share in partial satisfaction of an outstanding convertible note.

October 27, 2020 – 1,000,000 shares were issued as share compensation to employees and/or consultants.

October 27, 2020 – 2,502,476 shares were issued pursuant to a cashless exercise of warrants.

October 30, 2020 – 2.592.000 shares were issued at $0.0117 per share in partial satisfaction of an outstanding convertible note.

November 13, 2020 – 6,181,800 shares were issued at $0.011 per share in partial satisfaction of an outstanding convertible note.

December 2, 2020 – 2,538,900 shares were issued at $0.0122 per share in partial satisfaction of an outstanding convertible note.

December 3, 2020 – 7,000,000 shares were issued in exchange for $105,000 total consideration.

December 4, 2020 – 1,387,780 shares were issued at $0.02 per share in partial satisfaction of an outstanding convertible note.

December 8, 2020 – 10,233,334 shares were issued in exchange for $307,000 total consideration.

December 14, 2020 – 2,755,316 shares were issued at $0.01543 per share in partial satisfaction of an outstanding convertible note.

December 23, 2020 – 3,753,469 shares were issued at $0.02205 per share in partial satisfaction of an outstanding convertible note.

December 30, 2020 – 9,138,122 shares were issued at $0.0033 per share in partial satisfaction of an outstanding convertible note.

December 31, 2020 – 2,750,000 shares were issued as share compensation to employees and/or consultants.

January 6, 2021 – 1,000,000 shares were issued at $0.15 per share in partial satisfaction of an outstanding convertible note.

January 21, 2021 – 5,650,000 shares were issued at $0.0135 per share in partial satisfaction of an outstanding convertible note.

January 29, 2021 – 10,113,247 shares were issued at $0.0066 per share in partial satisfaction of an outstanding convertible note.

February 3, 2021 – 1,750,000 shares were issued as share compensation to employees and/or consultants.

February 3, 2021 – 13,800,000 shares were issued at $0.001 in full satisfaction of outstanding convertible promissory notes.

February 8, 2021 – 500,000 shares were issued in exchange for $15,000 total consideration.

February 10, 2021 – 306,148 shares were issued pursuant to a cashless exercise of warrants.

February 10, 2021 – 2,160,000 shares were issued at $0.0824 per share in partial satisfaction of an outstanding convertible note.

February 10, 2021 – 1,000,000 shares were issued in exchange for $100,000 total consideration.

March 5, 2021 – 600,000 shares were issued as share compensation to employees and/or consultants.

March 5, 2021 – 45,000,000 shares were issued as partial consideration for the acquisition of new subsidiary.

March 5, 2021 – 500,000 shares were issued in exchange for $25,000 total consideration.

Item 11.Description of Registrant’s Securities to be Registered.

The following is a summary of the rights of our Common Stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation, bylaws and the Certificates of Designation (as defined below) of our preferred stock, copies of which are filed as exhibits to the registration statement, and to the applicable provisions of Nevada law. The Company is authorized by its Certificate of Incorporation to issue an aggregate of 500,000,000 shares of common stock, $0.00001 par value per share (the “Common Stock”), and 25,000,000 shares of preferred. As of December 28, 2020, 196,020,289 shares of Common Stock were issued and outstanding.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock may, receive dividends out of funds legally available if our Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future.

Voting Rights

Each stockholder is entitled to one vote for each share of common stock held by such shareholder.

Right to Receive Liquidation Distribution

Holders of common stock are entitled to dividends when, and if, declared by the Board of Directors out of funds legally available therefore; and then, only after all preferential dividends have been paid on any outstanding Preferred Stock. The Company has not had any earnings and it does not presently contemplate the payment of any cash dividends in the foreseeable future.

Preferred Stock in General

The preferred stock of the Company may be issued from time to time by the Board of Directors in one or more series. The description of shares of each series of preferred stock will be set forth in resolutions adopted by the Board of Directors and a Certificate of Designation to be filed as required by Nevada law prior to issuance of any shares of the series. The Certificate of Designation will set the number of shares to be included in each series of preferred stock and set the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distribution, qualifications, or terms and conditions of redemption relating to the shares of each series. However, the Board of Directors is not authorized to change the right of the common stock to vote one vote per share on all matters submitted for shareholder action. The authority of the Board of Directors with respect to each series of preferred stock includes, but is not limited to, setting or changing the following:

•The designation of the series and the number of shares constituting the series, provided that the aggregate number of shares constituting all series of preferred stock may not exceed 25,000,000 without amending the corporate by-laws;

•The annual distribution rate on shares of the series, whether distributions will be cumulative and, if so, from which date or dates;

•Whether the shares of the series will be redeemable and, if so, the terms and conditions of redemption, including the date or dates upon and after which the shares will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•The obligation, if any, of the Company to redeem or repurchase shares of the series pursuant to a sinking fund;

•Whether shares of the series will be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

•Whether the shares of the series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of the voting rights;

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Colonial Stock Transfer Co., Inc. with an address at 66 Exchange Place, STE 100, Salt Lake City, UT 84111. Their phone number is (801) 355-5740.

Item 12.Indemniﬁcation of Directors and Oﬃcers.

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to Nevada Revised Statute 78.138, or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable pursuant to Nevada Revised Statute 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that such indemnification may also include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under Section 78.751. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)the creation of a trust fund;

(b)the establishment of a program of self-insurance;

(c)the securing of its obligations of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses of indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)by the stockholders;

(b)by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Subsection 7 of Section 78.138 of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

Charter Provisions and Other Arrangements

Pursuant to the provisions of Nevada Revised Statutes, we have adopted the following indemnification provisions in our Articles of Incorporation for our directors and officers:

IX.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

.01 Indemnification.

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and with respect to any criminal action proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

.02 Derivative Action

The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in the Corporation’s favor by reason of the fact that such person is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) and amount paid in settlement actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to amounts paid in settlement, the settlement of the suit or action was in the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to the Corporation unless and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.  The termination of any action or suit by judgment or settlement shall not of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation .

.03 Successful Defense.

To the extent that a Director, Trustee, Officer, employee or Agent of the Corporation has been successful on the merits or otherwise, in whole or in part in defense of any action, suit or proceeding referred to in Paragraphs .01 and .02 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.

.04 Authorization.

Any indemnification under Paragraphs .01 and .02 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Trustee, Officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Paragraphs .01 and .02 above.  Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, by a majority vote of the Directors who were not parties to such action, suit or proceeding, or (c) by independent legal counsel (selected by one or more of the Directors, whether or not a quorum and whether or not disinterested) in written opinion, or (d) by the Shareholders.  Anyone making such a determination under this Paragraph .04 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

.05 Advances.

Expenses incurred in defending civil or criminal action, suit or proceeding shall be paid by the Corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Paragraph .04 above upon receipt of an undertaking by or on behalf of the Director, Trustee, Officer, employee or agent to repay such amount unless it shall ultimately be by the Corporation is authorized in this Section.

.06 Nonexclusively.

The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Trustee, Officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

.07 Insurance.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Trustee, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Trustee, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.

.08 “Corporation” Defined.

For purposes of this Section, references to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Directors, Trustees, Officers, employees or agents, so that any person who is or was a Director, Trustee, Officer, employee or agent of such constituent corporation or of any entity a majority of the voting stock of which is owned by such constituent corporation or is or was serving at the request of such constituent corporation as a Director, Trustee, Officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Item 13.Financial Statements and Supplementary Data.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

F-34

Solar Integrated Roofing Corp, Inc.
Consolidated Balance Sheets
(Unaudited)
	November 30,	February 29,
	2020	2020
ASSETS
Current Assets
Cash and cash equivalents	$338,635	$639,977
Accounts receivable, net	1,563,691	880,323
Prepaid and other current assets	185,833	67,468
Inventory	311,174	43,317
Total Current Assets	2,399,333	1,631,085

Operating lease right-of-use assets	45,107	80,312
Operating lease right-of-use assets - related parties	1,760,559	1,831,749
Equipment, net of accumulated depreciation	739,899	781,901
Goodwill	3,538,631	2,908,134
TOTAL ASSETS	$8,483,529	$7,233,181
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$2,060,346	$2,088,953
Due to related parties	1,048,927	1,426,719
Other current liabilities	112,818	203,556
Operating lease liabilities, current portion	45,107	47,358
Operating lease liabilities - related parties, current portion	113,577	93,423
Notes payable	1,456,331	226,730
Debenture payable	2,333,605	2,432,000
Convertible notes payable and accrued interest payable, net of
unamortized discounts	238,708	578,833
Derivative liabilities	1,393,644	1,440,532
Total Current Liabilities	8,803,063	8,538,104

Operating lease liabilities, non-current portion	-	32,954
Operating lease liabilities - related parties, non-current portion	1,646,982	1,738,326
TOTAL LIABILITIES	10,450,045	10,309,384

Stockholders' Deficit
Preferred stock, $0.00001 par value; authorized 25,000,000 shares
Series A Preferred stock, $0.00001 par value, 5,000,000 shares issued and outstanding	50	50
Series B Preferred stock, $0.00001 par value, 13,000,000 and 8,000,000 shares issued and outstanding	130	80
Common stock, $0.00001 par value, 500,000,000 shares authorized; 169,446,702 and 154,103,723 shares issued and outstanding	1,694	1,541
Additional paid-in capital	9,364,758	7,148,357
Accumulated deficit	(11,333,148)	(10,226,231)
Total Stockholders' Deficit	(1,966,516)	(3,076,203)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$8,483,529	$7,233,181

The accompanying notes are an integral part of these unaudited financial statements.

Solar Integrated Roofing Corp, Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	November 30,		November 30,
	2020	2019	2020	2019

Revenue	$4,525,906	$2,265,137	$13,135,183	$4,911,815
Cost of Sales	(3,508,629)	(2,033,683)	(10,035,658)	(3,893,121)
Gross profit	1,017,277	231,454	3,099,525	1,018,694

Operating expenses
Salaries and wages	766,700	455,995	2,462,433	824,247
Professional fees	201,400	214,256	350,598	394,803
Marketing	117,608	29,317	291,343	551,935
General and administrative	537,051	243,883	1,173,263	614,331
	1,622,759	943,451	4,277,637	2,385,316

Net loss from operations	(605,482)	(711,997)	(1,178,112)	(1,366,622)

Other income (expense)
Interest expense	(214,272)	(175,467)	(426,685)	(552,755)
Interest income	2,666	-	2,767	-
Gain (Loss) on change in fair value of derivative liabilities	256,623	627,436	493,888	(258,988)
Gain on sale of assets	1,225	-	1,225	-
	46,242	451,969	71,195	(811,743)

Loss before income taxes	(559,240)	(260,028)	(1,106,917)	(2,178,365)
Provision for income tax	-	-	-	-

Net loss	(559,240)	(260,028)	$(1,106,917)	$(2,178,365)

Basic and diluted loss per common share	$(0.00)	$(0.00)	$(0.01)	$(0.02)

Weighted average number of common shares outstanding, basic and diluted	165,800,927	138,642,844	154,603,723	112,882,233

The accompanying notes are an integral part of these unaudited financial statements.

Solar Integrated Roofing Corp, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended
	November 30,	November 30,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,106,917)	$(2,178,365)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	938,000	454,198
Amortization of debt discount	102,546	232,737
Change in fair value of derivative liabilities	(493,888)	258,988
Depreciation	69,797	32,031
Changes in operating assets and liabilities:
Accounts receivable	(683,368)	(408,669)
Prepaid expenses and other assets	(118,365)	(3,915)
Inventory	(267,857)	(43,317)
Accounts payable and accrued liabilities	27,680	1,050,188
Convertible note accrued interest	40,254	56,143
Due to related parties	462,208	66,612
Other current liabilities	(90,738)	376,738
Net Cash Provided by (Used in) Operating Activities	(1,120,648)	(106,631)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisitions	(380,000)	(650,000)
Convertible notes payable and accrued interest payable, net of
unamortized discounts	(27,795)	(107,902)
Net Cash Provided by Investing Activities	(407,795)	(757,902)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (repayments) of notes payable and interest	1,229,601	(2,703)
Proceeds from (repayment of) debenture payable	(415,000)	-
Proceeds (repayments) of convertible notes payable and interest	427,500	50,000
Common stock issued for cash	25,000	845,166
Stock purchased and cancelled	(40,000)	-
Net Cash Provided by (Used in) Financing Activities	1,227,101	892,463

Net change in cash and cash equivalents	(301,342)	27,930
Cash and cash equivalents, beginning of period	639,977	77,378
Cash and cash equivalents, end of period	$338,635	$105,308

Supplemental cash flow information
Cash paid for interest	$31,510	$126,041
Cash paid for taxes	$36,001	$7,000

Non-cash financing transactions:
Issuance of common stock for conversion of debt and accrued interest	$447,902	$173,337
Due to related party - balance forgiven	$53,000	$-
Common stock issued for settlement of payables	$-	$127,400
Common stock issued for acquisition of subsidiary	$-	$250,000
Common stock cancelled - related party	$47,280	$-
Common stock returned and cancelled	$50	$-
Common stock purchased and cancelled	$40,000	$217
Preferred stock issued for acquisition of subsidiary	$840,000	$-

The accompanying notes are an integral part of these unaudited financial statements.

Solar Integrated Roofing Corp, Inc.
Consolidated Statement of Stockholders' Equity (Deficit)
(Unaudited)
Convertible notes payable and accrued interest payable, net of unamortized discounts
	Series A Preferred Stock		Series B Preferred Stock		Common Stock
	Shares Outstanding	Amount	Shares Outstanding	Amount	Shares Outstanding	Amount	Additional Paid in Capital	Accumulated Deficit	Total

Balance, February 28, 2019	5,000,000	$50	-	$-	95,535,390	$955	$3,509,070	$(5,262,302)	$(1,752,227)

Common stock issued for conversion of debt and interest	-	-	-	-	1,759,337	18	85,060	-	85,078
Common stock issued for settlement of payables	-	-	-	-	1,500,000	15	89,985	-	90,000
Common stock issued for cash	-	-	-	-	1,000,000	10	39,990	-	40,000
Net loss	-	-	-	-	-	-	-	(76,550)	(76,550)

Balance, May 31, 2019	5,000,000	$50	-	$-	99,794,727	$998	$3,724,105	$(5,338,852)	$(1,613,699)
Common stock, $0.00001 par value, 550,000,000 shares authorized; 169,446,702 and 154,103,723 shares issued and outstanding
Common stock issued for conversion of debt and interest	-	-	-	-	1,345,751	13	49,987	-	50,000
Common stock issued for stock based compensation	-	-	-	-	3,500,000	35	139,965	-	140,000
Common stock issued for cash	-	-	-	-	10,000,000	100	399,900	-	400,000
Net loss	-	-	-	-	-	-	-	(1,841,787)	(1,841,787)

Balance, August 31, 2019	5,000,000	$50	-	$-	114,640,478	$1,146	$4,313,957	$(7,180,639)	$(2,865,486)

Cancellation of common stock	-	-	-	-	(21,660,000)	(217)	217	-	0
Common stock issued for acquisition of Montross	-	-	-	-	6,250,000	63	249,938	-	250,001
Common stock issued for conversion of debt and interest	-	-	-	-	3,194,150	32	38,227	-	38,259
Common stock issued for settlement of payables	-	-	-	-	1,000,000	10	37,390		37,400
Common stock issued for stock based compensation	-	-	-	-	11,582,812	116	314,082	-	314,198
Common stock issued for cash	-	-	-	-	28,666,666	287	404,879	-	405,166
Net loss	-	-	-	-	-	-	-	(260,028)	(260,028)
Common stock purchased and cancelled
Balance, November 30, 2019	5,000,000	$50	-	$-	143,674,106	$1,437	$5,358,690	$(7,440,667)	$(2,080,490)

Balance, February 29, 2020	5,000,000	50		8,000,000	80	154,103,723	1,541	7,148,357	(10,226,231)	(3,076,203)

Cancellation of common stock						(1,000,000)	(10)	(39,990)	-	(40,000)
Series B shares - acquisition of Milholland	-	-		3,500,000	35	-	-	839,965	-	840,000
Net loss	-	-		-	-	-	-	-	(455,586)	(455,586)

Balance, May 31, 2020	5,000,000	$50		11,500,000	$115	153,103,723	$1,531	$7,948,332	$(10,681,817)	$(2,731,789)

Common stock issued for conversion of debt and interest	-	-		-	-	15,836,494	158	200,969	-	201,127
Common stock issued for cash	-	-		-	-	1,000,000	10	24,990	-	25,000
Common stock issued for stock based compensation						1,000,000	10	51,990	-	52,000
Due to related party - balance forgiven	-	-		-	-	-	-	53,000	-	53,000
Series B shares issued as stock based compensation				1,500,000	15	-	-	824,985	-	825,000
Net loss	-	-		-	-	-	-	-	(92,091)	(92,091)

Balance, August 31, 2020	5,000,000	$50		13,000,000	$130	170,940,217	$1,709	$9,104,266	$(10,773,908)	$(1,667,753)

Common stock issued for conversion of debt and interest	-	-		-	-	22,506,485	225	246,532	-	246,757
Common stock issued for stock based compensation	-	-	#	-	-	1,000,000	10	60,990	-	61,000
Cancellation of common stock - related party	-	-		-	-	(20,000,000)	(200)	(47,080)	-	(47,280)
Cancellation of common stock	-	-				(5,000,000)	(50)	50	-	(0)
Net loss	-	-		-	-	-	-	-	(559,240)	(559,240)

Balance, November 30, 2020	5,000,000	$50		13,000,000	$130	169,446,702	$1,694	$9,364,758	$(11,333,148)	$(1,966,516)

The accompanying notes are an integral part of these unaudited financial statements.

Solar Integrated Roofing Corp.

Notes to the Financial Statements

November 30, 2020 and 2019 (Unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Solar Integrated Roofing Corporation is an integrated, single-source solar power and roofing systems installation company specializing in commercial and residential properties in the Southern California market. Each subsidiary contributes to providing services to solar customers. The highly complementary solar and roofing businesses provide significant cross selling opportunities across solar, battery backup, EV charging, roofing and related HVAC/electrical contracting work. Major areas of operations include delivery of installation services, battery storage solutions, electric vehicle charging solutions, and roofing services.

The Company was incorporated under the laws of the state of Nevada on May 1, 2007 as Sterling Oil & Gas Company. The name was changed on February 14, 2014 to Landstar Development Group.

On November 9, 2015, the Board approved a name changed to SOLAR INTEGRATED ROOFING CORP. The company is an integrated solar and roofing installation company specializing in commercial and residential properties.

On February 11, 2016, the Company acquired the issued and outstanding shares of Secure Roofing and Solar Inc. (SRS) whereby the shareholders of (SIRC) became the controlling shareholders of the combined entity.  David Massey held 100% share ownership in SRS, and was issued 10,000,000 common shares of SIRC for 100% of the issued and outstanding shares of SRS.

        NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $11,333,148 at November 30, 2020, had a net loss of $1,106,917 and net cash used in operating activities of $1,120,648 for the nine months ended November 30, 2020. The Company’s ability to continue as a going concern is dependent upon its ability to repay or settle its current indebtedness, generate positive cash flow from an operating company, and/or raise capital through equity and debt financing or other means on desirable terms. If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on favorable terms, management may be required to restructure the Company or cease operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Management acknowledges that the Company has consistently recorded net losses from operations, negative cash flows from operations, and decreased working capital.  The Company has been able to continue operating through the receipt of related party loans, entering notes payable, and through the issuance of convertible debt instruments which have at times been detrimental to the Company’s outstanding share count.  The Company and management understand that future debt and equity finance opportunities may not be as available as they have been received in the past.

In response to the Company’s historical losses, consistent cash flows used in operating activities, and decreases in working capital, management is taking actions through growing overall revenues, continually evaluating gross profit margins to identify and capitalize on synergies with newly acquired entities and evaluating and reducing controllable operating expenses.  Management is closely monitoring receivables and payables to ensure proper cash flows are available for operational requirements.  In addition, management continues to identify potential acquisitions of entities that have a strong history of profitable results.  Management is evaluating appropriate debt and equity options that can improve the working capital of the Company as well as extinguish certain convertible notes outstanding.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Reclassification

Certain amounts from prior periods have been reclassified to conform to the current period presentation.

Basis of consolidation

The consolidated financial statement comprises of the financial statement of Solar Integrated Roofing Corp (The Company) and the subsidiaries, Secure Roofing and Solar Inc., Narrate LLC, McKay Roofing Company, Inc., Milholland Electric, Inc. and Montross Companies, Inc. as of November 30, 2020 and February 29, 2020.  All of the entities described are 100% owned by the Company.  All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of as sets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Management periodically evaluates estimates used in the preparation of the consolidated financial statements for continued reasonableness. Appropriate adjustments, if any, to the estimates used are made prospectively based upon such periodic evaluation. It is reasonably possible that changes may occur in the near term that would affect management’s estimates with respect to the cost-to-cost method, allowance for doubtful accounts and accrued expenses. Revisions in estimated contract profits are made in the year in which circumstances requiring the revision become known.

Significant estimates include the estimated useful lives of property and equipment, percentage of completion for construction revenue contracts, stock-based compensation, and derivative liabilities. Actual results could differ from those estimates.

Balance Sheet Classifications

The Company includes in current assets and liabilities retentions receivable and payable under construction contracts that may extend beyond one year. A one-year time period is used as classifying all other current assets and liabilities.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in its accounts. Management believes the Company is not exposed to any significant credit risk on cash.

Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less at acquisition as cash and cash equivalents in the accompanying consolidated balance sheet. The Company has interest bearing deposits in financial institutions that maintained federal insurance in full for all accounts and limited coverage up to $250,000 per financial institution. The portion of the deposits in excess of this amount is not subject to such insurance and represents a credit risk to the Company. At times, balances held at each financial institution may exceed $250,000, which represents a credit risk to the Company. At November 30, 2020, there were no uninsured deposits.

Contracts and Accounts Receivable

Contracts and accounts receivable from construction, operation and maintenance are based on amounts billed to customers. The Company provides an allowance for doubtful collections which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Normal contracts receivable are due 30 days after issuance of the invoice. Contract retentions are usually due 30 days after completion of the project and acceptance by the owner. Contracts receivable past due more than 60 days are considered delinquent. Delinquent contracts receivable are written off based on individual credit evaluation and specific circumstances of the customer. Unbilled receivables result from the accrual of revenues on the percentage-of-completion method of accounting for which billings have not yet been rendered.

Property and Equipment

Property and equipment are carried at cost less amortization and depreciation. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations. Property and equipment consist of Motor Vehicle, Computer Equipment, Machinery and Equipment, Furniture and Equipment and Trucks which are depreciated on a straight-line basis over their expected useful lives as follows:

Motor Vehicle5 years

Computer Equipment5 years

Machinery and Equipment5 years

Furniture & Equipment5 years

Trucks5 years

Leases

Effective March 1, 2019, the Company adopted the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), and additional ASUs issued to clarify and update the guidance in ASU 2016- 02 (collectively, the “new leases standard”), which modifies lease accounting for lessees to increase transparency and comparability by recording lease assets and liabilities for operating leases and disclosing key information about leasing arrangements. The Company adopted the new leases standard utilizing the modified retrospective transition method, under which amounts in prior periods presented were not restated. For contracts existing at the time of adoption, the Company elected to not reassess (i) whether any are or contain leases, (ii) lease classification, and (iii) initial direct costs. Upon adoption, the Company recorded $1,969,926 of right-of-use (“ROU”) assets and $1,969,926 of lease liabilities on its Consolidated Balance Sheet.

Revenue Recognition

Revenues from fixed-price and cost-plus contracts are recognized on the percentage of completion method, whereby revenues on long-term contracts are recorded on the basis of the Company’s estimates of the percentage of completion of contracts based on the ratio of actual cost incurred to total estimated costs. This cost-to-cost method is used because management considers it to be the best available measure of progress on these contracts. Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured on the cost-to-cost method.

Revenues from time-and-material and rate chart contracts are recognized currently as work is performed.

Revenues from maintenance service contracts are recognized on a straight-line basis over the life of the contract once the Company has an agreement, service has begun, the price is fixed or determinable and collectability is reasonably assured.

Cost of revenues include all direct material, sub-contractor, labor, and certain other direct costs, as well as those indirect costs related to contract performance, such as indirect labor and fringe benefits. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability may result in revisions to cost and income, which are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, contract penalty provisions, claims, change orders, and settlements, are accounted for as changes in estimates in the current period. Claims for additional contract revenue are recognized when realization of the claim is probable and the amount can be reasonably determined.

Advertising Costs

Advertising and marketing costs are expensed as incurred. Total advertising costs for the nine months ended November 30, 2020 was $291,343 and for the nine months ended November 30, 2019 was $551,935.

Goodwill

Goodwill, which is the excess of cost over the fair value of net assets (including identifiable intangibles) acquired in a business acquisition, is not amortized but rather assessed at least annually for impairment or whenever events or changes in circumstances indicate that the carrying amount of the asset might not be fully recoverable. The Company qualitatively evaluates relevant events and circumstances to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If so, the Company quantitatively compares the fair value of the reporting unit to its carrying amount on an annual basis to determine if there is potential goodwill impairment. If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the implied fair value of the goodwill is less than its carrying value. Fair values for reporting units are determined based on discounted cash flows, market multiples or appraised values. As of November 30, 2020, there were no events or circumstances that indicated that goodwill impairment exists and the Company has recorded no goodwill impairment loss during the year ended February 28, 2020.

In regard to the entities that have been acquired by the Company has considered the following in evaluating the carrying value of Goodwill:

-Milholland: during the nine months ended November 30, 2020, Milholland had net income of $198,114 and a working capital deficit of $369,022 on November 30, 2020.  Management expects that net income for the entity will continue to increase and working capital will continue to improve as revenues grow and the Company takes advantage of synergies between the acquired companies.

-McKay: during the nine months ended November 30, 2020, McKay had net income of $324,395 and working capital of $21,279 on November 30, 2020.  Management expects that net income for the entity will continue to increase and working capital will continue to improve as revenues grow and the Company takes advantage of synergies between the acquired companies.

-Narrate: during the nine months ended November 30, 2020, Narrate had net income of $7,882 and a working capital deficit of $232,132 at November 30, 2020.  Management is evaluating the future potential for Narrate as a revenue center of the Company.

-Montross: for nine months ended November 30, 2020, Montross had a net loss of $240,508 and a working capital deficit of $363,439 on November 30, 2020.  Management expects that net income for the entity will continue to increase and working capital will continue to improve as revenues grow and the Company takes advantage of synergies between the acquired companies.

-SRS: during the nine months ended November 30, 2020, SRS had net income of $35,876, and a working capital deficit of $463,854 on November 30, 2020.  Management expects that net income for the entity will continue to increase and working capital will continue to improve as revenues grow and the Company takes advantage of synergies between the acquired companies.

Income taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred taxes are included in the consolidated financial statements at currently enacted income tax rates applicable to the period in which the deferred taxes are expected to be realized or settled. As changes in tax laws or rate are enacted, deferred taxes are adjusted through the provision for income taxes. The deferred taxes represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future income. Valuation allowance are recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.

If it is probable that an uncertain tax position will result in a material liability and the amount of the liability can be estimated, then the estimated liability is accrued. If the Company were to incur any income tax liability in the future, interest on any income tax liability would be reported as interest expense, and penalties on any income tax would be reported as income taxes. As of November 30, 2020, there were no uncertain tax positions.

Stock-based Compensation

The Company accounts for equity-based transactions with nonemployees under the provisions of ASC Topic No. 505-50, Equity- Based Payments to Non-Employees (“ASC 505-50”). ASC 505-50 establishes that equity-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

The fair value of common stock issued for payments to nonemployees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, we recognize the fair value of the equity instruments issued as deferred stock compensation and amortize the cost over the term of the contract.

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation—Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

The Company’s diluted loss per share is the same as the basic loss per share for the nine months ended November 30, 2020 and 2019, as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

Recent Accounting Pronouncements

On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018- 07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non- employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-date under ASC718 and forgo revaluing the award after this date. The guidance is effective for interim and annual periods beginning after December 15, 2018.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 – ACQUISITIONS

During the nine-months periods ended November 30, 2020 and 2019, the Company acquired Narrate, LLC, McKay Roofing Company Inc., Milholland Electric, Inc., and Montross Companies, Inc. The Company accounted for these acquisitions as business combinations.

Narrate, LLC

On August 29, 2019, the Company acquired Narrate, LLC, a marketing firm specializing in energy efficiency marketing, for $350,000 cash. The acquisition is expected to expand our client base rapidly, delivering more leads over a larger footprint as we continue our growth strategy.  The financial results of Narrate, LLC, have been presented in the Company’s continuing operations since the acquisition date.

The purchase price allocation as of the date of the acquisition was based on a detailed analysis about the fair value of assets acquired and liabilities assumed.  The major classes of assets and liabilities to which we have allocated the purchase price were as follows:

Goodwill	$350,000
Total	$350,000

The goodwill recognized in connection with the acquisition is primarily attributable to anticipated synergies from future growth and is expected to be deductible for tax purposes.

McKay Roofing Company, Inc.

On October 7, 2019, the Company acquired McKay Roofing Company, Inc., a San Diego roofing company, for $1,000,000.  The purchase price was paid $200,000 at closing and $800,000 in eight monthly $100,000 payments.  The acquisition is expected to double the Company’s revenues and add a customer database to cross-sell solar solutions.   The financial results of McKay Roofing Company, Inc., have been presented in the Company’s continuing operations since the acquisition date.

The purchase price allocation as of the date of the acquisition was based on a detailed analysis about the fair value of assets acquired and liabilities assumed. The major classes of assets and liabilities to which we have allocated the purchase price were as follows:

Cash and cash equivalents	$169,440
Accounts receivable, net	15,325
Prepaid and other current assets	160,357
Equipment	82,252
Goodwill	862,494
Accounts payable and accrued liabilities	(89,868)
Other current liabilities	(200,000)
Total	$1,000,000

The goodwill recognized in connection with the acquisition is primarily attributable to anticipated synergies from future growth and is expected to be deductible for tax purposes.

Milholland Electric, Inc.

On January 17, 2020, the Company acquired Milholland Electric, Inc., a solar, electric, and roofing company, for $2,040,000, paying $1,200,000 in cash and 3,500,000 Series B Preferred stock valued at $840,000. The acquisition is expected to significantly grow the Company’s revenues and customer reach and also included bringing on Brian Milholland as President of the Company.

The purchase price allocation as of the date of the acquisition was based on a detailed analysis about the fair value of assets acquired and liabilities assumed. The major classes of assets and liabilities to which we have allocated the purchase price were as follows:

Cash and cash equivalents	$492,643
Accounts receivable, net	523,296
Prepaid and other current assets	53,804
Equipment, net of accumulated depreciation	532,472
Goodwill	1,695,640
Accounts payable and accrued liabilities	(628,804)
Other current liabilities	(629,051)
$2,040,000

The goodwill recognized in connection with the acquisition is primarily attributable to anticipated synergies from future growth and is expected to be deductible for tax purposes.

Montross Companies, Inc.

On March 1, 2020, the Company acquired Montross Companies, a full-service roofing, decking, and weather proofing company, for $500,000 with payments of $250,000 in cash and 6,250,000 common shares valued at $250,000. The acquisition is expected to grow the Company’s business and revenue specifically in Orange Country, California.

The purchase price allocation as of the date of the acquisition was based on a detailed analysis about the fair value of assets acquired and liabilities assumed. The major classes of assets and liabilities to which we have allocated the purchase price were as follows:

Cash and cash equivalents	$30,703
Accounts receivable, net	45,440
Prepaid and other current assets	2,124
Other assets	53,903
Equipment, net of accumulated depreciation	9,589
Goodwill	630,497
Accounts payable and accrued liabilities	(66,272)
Other liabilities	(205,984)
$500,000

The goodwill recognized in connection with the acquisition is primarily attributable to anticipated synergies from future growth and is expected to be deductible for tax purposes.

NOTE 5 – ACCOUNTS RECEIVABLE

As of November 30, 2020, accounts receivable was $1,563,691, and February 29, 2020 accounts receivable was $880,323. All receivables are deemed recoverable.

Concentration of Accounts Receivable

As of November 30, 2020, and February 29, 2020, no individual customers held over 10% of the overall accounts receivable balance.

Accounts receivable balances are stated at cost unless an impairment or collectability issue exists, in which case it is written down to its fair value.

NOTE 6 – DEPOSITS

On November 4, 2020, the Company issued a note payable to Approved Home Pros as a deposit for the acquisition of $110,000.  As of November 30, 2020, negotiations were still being finalized for the acquisition of Approved Home Pros by the Company.  The amount is included in the balance sheet under Prepaid and other current assets for $110,000.  As of November 30, 2020, the Company has an amount outstanding owing on the note payable of $97,000.

NOTE 7 – INVENTORY

As of November 30, 3020, the Company has $311,174 of inventory, and $43,317 as of February 29, 2020 all of which is held in Milholland.  Inventory consists of materials used for the installation of construction contracts.  Inventory is stated at cost unless an impairment exists, in which case it is written down to its fair value.

NOTE 8 – PROPERTY AND EQUIPMENT

Property and equipment stated at cost, less accumulated depreciation consisted of the following:

	November 30, 2020	February 29, 2020
Motor Vehicle	$1,049,101	$1,042,409
Computer Equipment	4,742	4,742
Machinery and Equipment	85,377	65,202
Trucks	622,858	580,260
Leasehold Improvement	13,473	13,473
Furniture and Equipment	133,763	118,879
	1,909,314	1,824,965
Less: accumulated depreciation	(1,169,415)	(1,043,064)
Property and equipment, net	$739,899	$781,901

Depreciation expense for the nine months ended November 30, 2020 and 2019 was $69,797 and $32,031, respectively.

NOTE 9 – RELATED PARTY TRANSACTIONS

During the nine months ended November 30, 2020:

•$140,000 of payroll was accrued with the President of the Company.  As of November 30, 2020, $140,000 is owed to the President.

•$140,000 of payroll was accrued with the Chief Executive Officer of the Company.  As of November 30, 2020, $140,000 is owed to the Chief Executive Officer.

•$302,358 of commissions were incurred with the Chief Executive Officer of the Company.  During the nine months ended November 30, 2020, $250,195 was paid, and as of November 30, 2020, $52,163 is outstanding.

•The Chief Executive Officer loaned the Company $226,235 for operating expenses and was repaid $241,961.

•$19,811 of fees were incurred with the Chief Financial Officer of the Company.  As of November 30, 2020, $5,800 is owed to the Chief Financial Officer.

In June 2020, the President of the Company entered into a stock purchase agreement whereby they purchased $125,000 of promissory notes held by a third party, and purchased 20,000,000 shares of common stock, 2,500,000 Preferred Series A shares, and 3,000,000 Preferred Series B shares for $275,000, all held by a third party. The President then sold the 20,000,000 common shares of the Company back to the Company for $400,000.  As of November 30, 2020, $400,000 was owed to the President. Subsequently, in January 2021 and February 2021, the Company repaid the $400,000 owed to the President.

The Company owes $80,000 for the acquisition of Montross, and an additional $230,964 to officers of the Montross Companies, Inc., for loans provided to the Company.

As of November 30, 2020, related parties are owed $1,048,927.

On June 1, 2020, the Company entered into an amended lease agreement with a related party for an office premise at 10622 Kenney St., Santee, CA 92071. This office is leased for a term of 10.75 years, commencing on October 1, 2019, and expiring on June 1, 2030 at the cost of $78,000 per annum ($6,500 per month), subject to 3% escalations per year.

As of November 30, 2020, and February 29, 2020, the Company owned ROU assets under operating leases for the office premises of $724,637 and $752,508 and operating lease liabilities of $724,637 and $752,508, respectively. The Company had operating lease costs of $27,872 for the nine months ended November 30, 2020, which are included in general and administrative expenses in the statement of operations. As of November 30, 2020, the remaining lease term was 9.51 years.

On June 1, 2020, the Company entered into an amended lease agreement with a related party for an office premise at 1469 & 1475 N Cuyamaca St, El Cajon, CA 92020. This office is leased for a term of 14.58 years, commencing on July 1, 2015, and expiring on July 1, 2034 at the cost of $96,000 per annum ($8,000 per month).

As of November 30, 2020, and February 29, 2020, the Company owned ROU assets under operating leases for the office premises of $1,035,922 and $1,079,241 and operating lease liabilities of $1,035,922 and $1,079,241, respectively. The Company had operating lease costs of $43,319 for the nine months ended November 30, 2020, which are included in general and administrative expenses in the statement of operations. As of November 30, 2020, the remaining lease term was 13.59 years.

November 30, 2020
Operating lease ROU assets	$1,760,559
Current portion of operating lease liabilities	113,577
Noncurrent portion of operating lease liabilities	1,646,982
Total operating lease liabilities	$1,760,559

February 29, 2020
Operating lease ROU assets	$1,831,749
Current portion of operating lease liabilities	92,423
Noncurrent portion of operating lease liabilities	1,738,326
Total operating lease liabilities	$1,831,749

The following table summarizes the maturity of our operating lease payable to related parties as of November 30, 2020:

Year Ended February 28, 2023	$397,403
Thereafter	1,785,154
Total operating lease payments	$2,182,557
Less: Imputed interest	421,999
Total operating lease liabilities	$1,760,559

During the nine months ended November 30, 2019:

•$156,933 of commissions were incurred with the Chief Executive Officer of the Company.  During the nine months ended November 30, 2019, $115,177 was paid, and as at November 30, 2019, $41,756 was outstanding.

•The Chief Executive Officer loaned the Company $172,430 for operating expenses and was repaid $166,834.  As of November 30, 2019, the Chief Executive Officer owed the Company $5,596.

NOTE 10 – LEASES

The Company has an operating lease. As of November 30, 2020, and February 29, 2020, the Company owned ROU asset under operating lease for an office premises of $45,107 and $80,312 and operating lease liabilities of $45,107 and $80,312, respectively.

November 30, 2020
Operating lease ROU assets	$45,107
Current portion of operating lease liabilities	45,107
Noncurrent portion of operating lease liabilities	-
Total operating lease liabilities	$45,107

February 29, 2020
Operating lease ROU assets	$80,312
Current portion of operating lease liabilities	47,358
Noncurrent portion of operating lease liabilities	32,954
Total operating lease liabilities	$80,312

Information associated with the measurement of our remaining operating lease obligation as of November 30, 2020 is as follows: Remaining lease term: 0.92 years; Weighted-average discount rate: 3.63%

The following table summarizes the maturity of our operating lease liabilities as of November 30, 2020:

Year Ended February 28, 2023	$45,792
Thereafter	-
Total operating lease payments	$45,795
Less: Imputed interest	685
Total operating lease liabilities	$45,107

We had operating lease costs of $35,205 and $33,283 for the nine months ended November 30, 2020 and November 30, 2019, respectively, which are included in general and administrative expenses in the statement of operations.

Our leases have remaining lease term of 0.92 years, inclusive of renewal or termination options that we are reasonably certain to exercise.

NOTE 11 – NOTES PAYABLE

As of November 30, 2020, the Company has the following notes payable outstanding:

•$333,800, principal and interest of a Paycheck Protection Program loan, bearing interest at 1% and maturing on May 3, 2022.

•$285,100, principal and interest of a Paycheck Protection Program loan, bearing interest at 1% and maturing on May 3, 2022.

•$90,800 principal and interest of a Paycheck Protection Program loan, bearing interest at 1% and maturing on May 3, 2022.

•$287,600, principal and interest of a Paycheck Protection Program loan, bearing interest at 1% and maturing on May 3, 2022.

•$124,330 note payable, principal and interest of $181,742 net of issuance costs of $57,412.

•$99,958 note payable to Eco Investments.  The note payable is non-interest bearing with no fixed date of payment.

•$51,923 note payable and interest to On-Deck Capital.  The note payable requires blended principal and interest payments of $3,502 per week until the note payable is fully extinguished.

•$85,820 note payable, including principal and interest.

•$97,000 note payable for the acquisition of 51% of Approved Home Pros.  The note payable is non-interest bearing, and to be paid through eighteen payments of $5,000 beginning in December 2020.

NOTE 12 – DEBENTURE PAYABLE

In January 2020, the Company received $2,400,000 for the issuance of a senior secured redeemable debenture. The debenture bears interest at 16% and matures 24 months after issuance.

As of November 30, 2020, a total of $2,333,605 consisting of principal and interest was outstanding.  During the nine months ended November 30, 2020, the Company made cash payments of $415,000, and interest accruing on the debenture was $316,605.

As of February 29, 2020, a total of $2,432,000 consisting of $2,400,000 of principle and $32,000 and $32,000 of interest was outstanding, respectively.

NOTE 13 – CONVERTIBLE NOTES

As of November 30, 2020, and February 29, 2020, the convertible notes payable was $181,060 and $496,673, net of note discount of $390,502 and $46,047, and accrued interest payable was $57,648 and $82,160, respectively.

The convertible notes payable and accrued interest payable as of November 30, 2020 is as follows:

Noteholder	Issuance Date	Maturity Date	Interest Rate	Outstanding Principal	Note Discount	Net Amount	Accrued Interest Payable	Principal and Interest

Steve Weir	9/12/2017	9/12/2018	12%	$ 10,000	$ -	$ 10,000	$ 3,863	$ 13,863
TKO Farms	7/2/2018	7/2/2019	12%	24,062	-	24,062	26,251	50,313
Jefferson Street Capital	10/11/2018	10/11/2019	24%	35,000	-	35,000	11,324	46,324
Large Investment/TKO Farms	12/4/2019	5/4/2020	12%	75,000	-	75,000	11,071	86,071
Rock Bay Partners	10/26/2020	10/26/2022	8%	175,000	166,610	8,390	1,342	9,733
Granite Global	9/1/2020	9/1/2021	12%	125,000	103,973	21,027	3,699	24,726
Mammoth Corporation	8/19/2020	5/16/2021	-	27,500	21,030	6,470	-	6,470
Mammoth Corporation	11/27/2020	8/24/2021	12%	100,000	98,890	1,110	98	1,208
				$ 571,562	$ 390,502	$ 181,060	$ 57,648	$ 238,708

The convertible notes payable and accrued interfere payable as of February 28, 2020 is shown as follow:

Noteholder	Issuance Date	Maturity Date	Interest Rate	Outstanding Principal	Note Discount	Net Amount	Accrued Interest Payable	Principal and Interest

Andrew K Morris	5/12/2017	5/12/2018	12%	$ 40,000	$ -	$ 40,000	$ 13,453	$ 53,453
Arthur Klowden	6/29/2017	6/29/2018	12%	10,000	-	10,000	3,205	13,205
Steve Weir	9/12/2017	9/12/2018	12%	10,000	-	10,000	2,959	12,959
Arthur Klowden	11/2/2017	11/2/2018	12%	10,000	-	10,000	2,791	12,791
TKO Farms	7/2/2018	7/2/2019	12%	100,000	-	100,000	19,956	119,956
Oscaleta Partners LLC (issued for AP)	10/15/2018	7/31/2019	24%	77,720	-	77,720	-	77,720
Gary M M Newby	12/5/2018	12/5/2019	12%	25,000	-	25,000	3,707	28,707
Gary M M Newby	1/14/2019	1/14/2020	12%	25,000	-	25,000	3,378	28,378
Jefferson Street Capital	3/19/2019	3/19/2020	24%	55,000	13,975	41,025	2,614	43,639
Jefferson Street Capital	10/11/2018	10/11/2019	24%	35,000	-	35,000	4,995	39,995
Livingston	4/25/2018	10/27/2018	18%	30,000	-	30,000	8,770	38,770
TKO Farms	12/4/2019	5/4/2020	12%	75,000	32,072	42,928	2,145	45,073
Adam Brown / Advanta	10/19/2017	10/19/2018	12%	50,000	-	50,000	14,185	64,185
				$542,720	$46,047	$496,673	$82,160	$578,833

The Company recognized amortization expense related to the debt discount of $102,546 and $232,737 for the nine months ended November 30, 2020 and 2019, respectively, which is included in interest expense in the statements of operations.

During the nine months ended November 30, 2020 and 2019, holders of certain of the convertible notes converted notes with principal and interest amounts of $201,127 and $173,337 into common shares.

During the nine months ended November 30, 2020 and 2019, holders of certain of the convertible notes converted notes with principal and interest amounts of $262,296 and $0 were assigned to other notes and converted into common shares.

During the nine months ended November 30, 2020 and 2019, the interest expense on convertible notes was $40,254 and $56,143, respectively.

NOTE 14 – DERIVATIVE LIABILITY

The Company analyzed the conversion option for derivative accounting consideration under ASC 815, “Derivatives and Hedging,” and determined that the convertible notes should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

The Company determined our derivative liabilities fair value measurement by using the Black-Scholes pricing model to calculate the fair value as of November 30, 2020 and February 29, 2020. The Black-Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each convertible note is estimated using the Black-Scholes valuation model. The following weighted-average assumptions were used for the nine months ended November 30, 2020 and November 30, 2019:

Balance – February 28, 2019	$819,533
Addition of new derivative liabilities upon issuance of convertible notes as debt discounts	325,000
Fair value of derivative liability in excess of debt	339,180
Reduction of derivatives liabilities from pay off of convertible notes and conversion of convertible notes to common shares	(123,366)
Loss on change in fair value of the derivative liabilities	80,185
Balance – February 29, 2020	$1,440,532
Addition of new derivative liabilities upon issuance of convertible notes as debt discounts	447,000
Addition of new derivatives liabilities recognized as loss on convertible notes	424,441
Reduction of derivatives liabilities from pay off of convertible notes and conversion of convertible notes to common shares	(1,092,073)
Loss on change in fair value of the derivative liabilities	173,744
Balance – November 30, 2020	$1,393,644

The following table summarizes the gain (loss) on derivative liability included in the income statement for the nine months ended November 30, 2020 and November 30, 2019, respectively.

	Nine Months Ended	Nine Months Ended
	November 30,	November 30,
	2020	2019
Day one loss due to derivative liabilities on convertible notes	$(424,441)	$(304,869)
Loss on change in fair value of the derivative liabilities	(173,744)	(110,275)
Reduction of derivatives liabilities from pay off of convertible notes and conversion of convertible notes to common shares	1,092,073	156,156
Gain (Loss) on change in the fair value of derivative liabilities	$493,888	$(258,988)

The table below shows the Black-Scholes option-pricing model inputs used by the Company to value the derivative liability at each measurement date:

	Nine Months Ended	Nine Months Ended
	November 30, 2020	November 30, 2019
Expected term	0.46 - 1.90 years	0.01 - 0.30 years
Expected average volatility	126% - 161%	143% - 212%
Expected dividend yield	-	-
Risk-free interest rate	0.09 - 0.16	1.62 - 2.35

NOTE 15 – PREFERRED STOCK

The Company is authorized to issue up to 5,000,000 shares of Class A preferred stock, Par value $0.0001 and 20,000,000 shares of Class B preferred stock, par value $0.0001. As of November 30, 2020, and February 29, 2020, there are 5,000,000 shares of Class A preferred stock issued and outstanding. As of November 30, 2020, and February 29, 2020, there are 13,000,000, and 8,000,000 shares of Class B preferred stock issued and outstanding, respectively. Each Class B preferred share is convertible into 10 shares of common stock.

During the nine months ended November 30, 2020 the Company issued 3,500,000 preferred Class B shares to a related party, the current President, for the acquisition of Milholland (Note 4).  The preferred Class B shares were valued at $875,000, based on a 10-1 exchange for common shares and the common shares on the date of issuance valued at $0.025.

During the nine months ended November 30, 2020, the Company issued 1,500,000 Class B preferred stock as stock-based compensation valued at $825,000, based on a 10-1 exchange form common shares and the common shares on the date of issuance valued at $.055.

NOTE 16 – COMMON STOCK

The Company is authorized to issue 250,000,000 shares of common stock par value $0.00001. During the year ended February 29, 2020, the Company reduced its authorized shares down from 750,000,000 to 250,000,000.

Nine months ended November 30, 2020

The Company issued 38,342,979 common stock for the conversion of debt and interest related to convertible notes of $447,883.

The Company issued 1,000,000 common shares for cash proceeds of $25,000.

The Company issued 2,000,000 common shares as stock-based compensation for $113,000.

A total of 26,000,000 of common shares were cancelled, as follows:

•1,000,000 common shares, purchased with $40,000 cash, which were then cancelled by the Company

•5,000,000 common shares, surrendered to the Company and were then cancelled

•25,000,000 common shares, exchanged in an exchange agreement with the President then cancelled.  Refer to Note 9 – Related Parties for further detail.

Subsequent to November 30, 2020

A total of 74,846,316 common shares were issued subsequent to November 30, 2020 as follows:

•2,538,900 shares of common stock were issued at a conversion price of $0.0122 to settle $30,974.58 of principal of a convertible note held by Rock Bay Partners. (December 2, 2020)

•7,000,000 shares of common stock were issued for cash proceeds of $105,000 (December 3, 2020)

•1,387,780 shares of common stock were issued at a conversion price of $0.02 to settle $27,755.60 of principal and interest of a convertible note held by Rock Bay Partners. (December 4, 2020)

•2,755,316 shares of common stock were issued at a conversion price of $0.01543 to settle amounts owed of a convertible note held by Granite Global (December 14, 2020)

•3,753,469 shares of common stock were issued at a conversion price of $0.02205 to settle $82,764 of principal of a convertible note held by Mammoth (December 23, 2020)

•9,138,122 shares of common stock were issued at a conversion price of $0.0033 to settle $30,156 of a convertible note held by Granite Global (December 30, 2020)

•10,233,334 shares of common stock were issued for cash proceeds of $307,000 (December 31, 2020)

•2,750,000 shares of common stock were issued to management and consultants of the Company as stock-based compensation (December 31, 2020)

•1,000,000 shares of common stock were issued to a third party to satisfy past interest of $150,000.  The Company had repaid a loan to this third party, however, the $150,000 in interest remained, which has been settled through the issuance of these common shares. (January 6, 2021)

•5,650,000 shares of common stock were issued at a conversion price of $0.0135 to settle $76,275 of principal and interest of a convertible note held by Large Investment Group. (formerly TKO Farms $75,000 note) (January 21, 2021)

•10,113,247 shares of common stock were issued at a conversion price of $0.006615 to settle $66,899.13 of a convertible note held by Granite Global (January 29, 2021)

•250,000 common shares were issued to legal counsel for services (February 3, 2021)

•1,500,000 of common shares were issued as a signing bonus to a new member of management (February 3, 2021)

•13,800,000 shares of common stock were issued to RB Capital Partners at a conversion price of $0.001 to settle $13,800 of a convertible note (February 3, 2021)

•500,000 common shares were issued at a price of $0.03 for cash proceeds of $15,000 (February 8, 2021)

•306,148 common shares were issued to settle $49,228.60 of a convertible note held by Oscaleta Partners LLC (February 10, 2021

•2,160,000 shares of common stock were issued at conversion price of $0.0825 to Rock Bay Partners. The note was related to the October 26, 2020 convertible promissory note for $175,000. (February 10, 2021)

•5,140,000 shares of common stock were issued to Granite Global for the conversion of $34,001.10 of a convertible promissory note (February 24, 2021)

Nine months ended November 30, 2019

During the year ended February 29, 2020, shareholders surrendered 23,030,383 common shares for no consideration, which the Company then retired.  15,660,000 of the shares were surrendered by the Chief Executive Officer.

During the year ended February 29, 2020, the Company issued 15,082,813 shares of common stock as stock-based compensation of $454,198.

During the nine months ended November 30, 2019, Company issued 6,299,238 shares of common stock for debt and interest conversion of $173,337.

During the year ended February 29, 2020, the Company issued 6,250,000 shares of common stock for the deposit of an acquisition of a subsidiary, valued at $250,000.

During the year ended February 29, 2020, the Company issued 2,500,000 shares of common stock for settlement of payables of

$127,400.

During the nine months ended November 30, 2019, the Company issued 39,666,666 shares of common stock for total cash proceeds of $845,167.

Proforma Earnings per Share

The following proforma gives effect to the Company’s earnings per share of the addition shares issued by the Company subsequent to November 30, 2020:

	Proforma EPS with Shares	Outstanding
	Issued Subsequent to	Shares Issued
	November 30, 2020	November 30, 2020

Net Loss ($)	(1,106,917)	(1,106,917)
Outstanding Shares	188,158,281	154,603,723
Loss per share	(0.01)	(0.01)

NOTE 17 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used due to the new tax law recently enacted.

The following is a reconciliation of the federal statutory tax rate to the effective tax rate for the period ended November 30, 2020 and November 30, 2019:

	2020	2019
Income tax benefit (federal and state)	$(232,453)	$(457,457)
Change in valuation allowance	232,453	457,457
Income tax benefit	$-	$-

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount on a consolidated basis is as follows:

	November 30,	February 29,
	2020	2020
Net operating loss carryforward	$(11,333,148)	$(10,226,231)
Effective tax rate	21%	21%
Deferred tax asset	(2,379,961)	(2,147,509)
Less: Valuation allowance	2,379,961	2,147,509
Net deferred asset	$-	$-

At November 30, 2020, the Company had net operating loss carry forwards of approximately $2.4m that maybe offset against future taxable income. No tax benefit has been reported in the November 30, 2020 or November 30, 2019 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21% effective January 1, 2018.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income.

NOTE 18 – BACKLOG

The following schedule shows a reconciliation of backlog representing the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress at November 30, 2020, and from contractual agreements in effect at November 30, 2020, on which work has not yet begun.  All intercompany amounts have been eliminated in the below schedule.

Subsidiary	Backlog Amount
Secure Roofing and Solar, Inc.	315,101
Milholland Electric	312,638
McKay Roofing	639,819
Montross	-
Total	1,267,558

NOTE 19 - SUBSEQUENT EVENTS

In early 2020, there was a global outbreak of COVID-19, which continues to rapidly evolve. The extent to which the COVID-19 coronavirus may impact the Company’s operations will be dependent on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions, and social distancing and other countries, business closures or business disruptions, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

The Company evaluates subsequent events and transactions that occur after the balance sheet date up to the date that the consolidated financial statements were issued for potential recognition or disclosure.  The Company identified the following events after November 30, 2020:

A total of 74,846,316 common shares were issued.  Refer to Note 16 – Common stock for the issuance of common shares.

On November 4, 2020, the Company entered into a contract for the purchase of 51% share of Approved Home Pros LLC for $110,000 to be paid over 18 months starting in December 2020.

On February 9, 2021, the Company entered into a binding Letter of Intent to acquire a 60% interest Pacific Lighting and Management, Inc, a company which specializes in the design and installation of energy and water efficiency measures. Final deal documents are in the process of negotiation and are targeted to be completed in March 2021.

On February 18, 2021, the Company obtained financing totaling $3,500,000 issuing a convertible promissory note to RB Capital Partners. The convertible note shall bear five percent interest per annum for a period of 12 months and cannot be converted until six months from February 18, 2021. RB Capital Partners shall have the right, exercisable in whole or in part, to convert the outstanding principal into fully paid and non-assessable whole shares of the Company's common stock.

On February 23, 2021, the Company obtained financing totaling $1,025,000 issuing a convertible promissory note to Granite Global Value Investments Ltd. The convertible note shall bear one percent interest per calendar year. At any time, Granite Global Value Investments Ltd shall have the right to convert in whole or in part the outstanding and unpaid principal amount into shares of the Company's common stock.

On February 24, 2021, the Company acquired Cornerstone Construction Team, LLC, a leading provider of roofing and solar solutions in South Carolina and adjacent markets, for cash and stock estimated to be approximately $25 million dollars.  Due to the recent closing of this transaction, the Company is in the process of evaluating and measuring the fair value of assets, liabilities, equity interests, and items of consideration for which the initial accounting is incomplete.  This acquisition of Cornerstone Construction allows the Company to transition into a nationwide provider of roofing and solar solutions.

Solar Integrated Roofing Corp, Inc.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

(Audited)

Boyle CPA, LLC

Certified Public Accountants & Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Directors of Solar Integrated Roofing Corp., Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Solar Integrated Roofing Corp., Inc. (the “Company”) as of February 29, 2020 and February 28, 2019, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the two years in the period ended February 29, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of February 29, 2020 and February 28, 2019, and the results of its operations and its cash flows for each of the two years in the period ended February 29, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to fraud or error. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

As discussed in Note 3 to the consolidated financial statements, the Company’s operating losses, cash used in operating activities and accumulated deficit raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these consolidated financial statements. Management’s plans are also described in Note 1. The consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty.

/s/ Boyle CPA, LLC

We have served as the Company’s auditor since 2020

Bayville, NJ

March 9, 2021

361 Hopedale Drive SE     P (732) 822-4427

Bayville, NJ 08721F (732) 510-0665

Solar Integrated Roofing Corp, Inc.
Consolidated Balance Sheets
(Audited)
	February 29,	February 28,
	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$639,977	$77,378
Accounts receivable, net	880,323	226,820
Prepaid and other current assets	67,468	22,080
Inventory	43,317	-
Total Current Assets	1,631,085	326,278

Operating lease right-of-use assets	80,312	-
Operating lease right-of-use assets - related party	1,831,749	-
Equipment, net of accumulated depreciation	781,901	179,668
Goodwill	2,908,134	-
TOTAL ASSETS	$7,233,181	$505,946

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$2,088,952	$649,853
Due to related parties	1,426,719	118,449
Other current liabilities	203,556	389,582
Operating lease liabilities, current portion	47,358	-
Operating lease liabilities - related party current portion	93,423	-
Notes payable	226,730	236,029
Debenture payable	2,432,000	-
Convertible notes payable, net of unamortized discounts	578,833	424,955
Derivative liabilities	1,440,532	819,533
Total Current Liabilities	8,538,103	2,638,401

Operating lease liabilities, non-current portion	32,954	-
Operating lease liabilities - related parties non-current portion	1,738,326	-
TOTAL LIABILITIES	10,309,383	2,638,401
	-	-
Stockholders' Deficit
Preferred stock, $0.00001 par value; authorized 25,000,000 shares	-	-
Series A Preferred stock, $0.00001 par value, 5,000,000 shares issued and outstanding	50	50
Series B Preferred stock, $0.00001 par value, 8,000,000 shares issued and outstanding	80	-
Common stock, $0.00001 par value, 250,000,000 shares authorized; 154,103,723 and 95,535,416 shares issued and outstanding, respectively	1,541	955
Additional paid-in capital	7,148,357	3,509,070
Accumulated deficit	(10,226,230)	(5,642,530)
Total Stockholders' Deficit	(3,076,202)	(2,132,455)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$7,233,181	$505,946

The accompanying notes are an integral part of these unaudited financial statements.

Solar Integrated Roofing Corp, Inc.
Consolidated Statements of Operations
(Audited)
	For the Year Ended
	February 29,	February 28,
	2020	2019

Revenue	$9,122,685	$4,975,907
Cost of Sales	(6,707,287)	(3,888,576)
Gross profit	2,415,398	1,087,331

Operating expenses
Salaries and wages	1,140,535	435,935
Professional fees	1,131,898	146,233
Marketing	729,591	288,852
General and administrative	2,907,216	914,298
Total operating expenses	5,909,240	1,785,318

Net loss from operations	(3,493,842)	(697,987)

Other income (expense)
Interest expense and finance fees	(780,594)	(324,344)
Change in fair value of derivative liabilities	(295,999)	(46,796)
Total other expense	(1,076,593)	(371,140)

Loss from operations	(4,570,435)	(1,069,127)

Net loss before tax	(4,570,435)	(1,069,127)
Provision for income taxes	13,265	-

Net loss	$(4,583,700)	$(1,069,127)

Basic and diluted loss per common share	$(0.04)	$(0.01)

Weighted average number of common shares outstanding, basic and diluted	126,153,148	97,381,899

The accompanying notes are an integral part of these unaudited financial statements.

Solar Integrated Roofing Corp, Inc.
Consolidated Statements of Cash Flows
(Audited)

	For the Year Ended
	February 29,	February 28,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,583,700)	$(1,069,127)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation and issued for services	2,149,350	9,144
Amortization of debt discount	367,688	151,209
Change in fair value of derivative liabilities	295,999	46,796
Depreciation	107,653	42,709
Changes in operating assets and liabilities:
Accounts receivable	(653,504)	46,717
Prepaid expenses and other assets	(45,388)	(3,881)
Accounts payable and accrued liabilities	1,555,911	2,388
Due to related parties	560,980	25,739
Operating lease liabilities	(57,865)	-
Other current liabilities	101,492	11,305
Net Cash Provided by (Used in) Operating Activities	(201,384)	(737,001)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of subsidiaries	(1,750,000)	-
Sale (purchase) and acquisition of property, plant and equipment	(709,886)	(10,749)
Net Cash Provided by Investing Activities	(2,459,886)	(10,749)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (repayments) of notes payable and interest	(9,298)	(356,982)
Proceeds from issuance of debenture payable	2,400,000	-
Proceeds (repayments) of convertible notes payable and interest	(12,000)	279,829
Common stock issued for cash	845,167	858,802
Net Cash Provided by (Used in) Financing Activities	3,223,869	781,649

Net change in cash and cash equivalents	562,599	33,899
Cash and cash equivalents, beginning of period	77,378	20,990
Cash and cash equivalents, end of period	$639,977	$54,889

Supplemental cash flow information
Cash paid for interest	$125,801	$126,041
Cash paid for taxes	$-	$-

Non-cash financing transactions:
Issuance of common stock for conversion of debt and accrued interest	$268,036	$16,041
Debt discount from derivative liability	$-	$170,000
Common stock issued for settlement of payables	$127,400	$-
Common stock issued for acquisition of subsidiary	$250,000	$-
Common stock issued for services	$149,350	$-
Common stock surrendered	$230	$585
Convertible notes payable issued for services	$149,151	$110,000
Operating lease right-of-use assets	$1,969,926	$-

The accompanying notes are an integral part of these unaudited financial statements.

Solar Integrated Roofing Corp, Inc.
Consolidated Statement of Stockholders' Equity (Deficit)
(Audited)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock
	Shares Outstanding	Amount	Shares Outstanding	Amount	Shares Outstanding	Amount	Additional Paid in Capital	Accumulated Defecit	Total

Balance, February 28, 2018	5,000,000	$50	-	$-	118,991,649	$1,190	$2,624,848	$(4,573,403)	$(1,947,315)

Common stock surrendered	-	-	-	-	(58,500,000)	(585)	585	-	-
Common stock issued for conversion of debt and interest	-	-	-	-	9,448,741	94	15,947	-	16,041
Common stock issued for cash	-	-	-	-	23,120,000	231	858,571	-	858,802
Common stock issued for services					2,475,000	25	9,119		9,144
Net loss	-	-	-	-	-	-	-	(1,069,127)	(1,069,127)

Balance, February 28, 2019	5,000,000	$50	-	$-	95,535,390	$955	$3,509,070	$(5,642,530)	$(2,132,455)

Common stock surrendered	-	-	-	-	(23,030,383)	(230)	230	-	-
Common stock issued for services					19,882,812	199	149,151		149,350
Common stock issued for conversion of debt and interest	-	-	-	-	6,299,238	63	267,973	-	268,036
Common stock issued for deposit of acquisition					6,250,000	62	249,938	-	250,000
Common stock issued for settlement of payables					2,500,000	25	127,375	-	127,400
Common stock issued for cash	-	-	-	-	46,666,666	467	844,700	-	845,167
Series B shares - stock based compensation	-	-	8,000,000	80	-	-	1,999,920		2,000,000
Shareholder distributions	-	-	-	-	-	-	-		-
Net loss	-	-	-	-	-	-	-	(4,583,700)	(4,583,700)

Balance, February 29, 2020	5,000,000	$50	8,000,000	$80	154,103,723	$1,541	$7,148,358	$(10,226,230)	$(3,076,202)

The accompanying notes are an integral part of these unaudited financial statements.

Solar Integrated Roofing Corp, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

February 29, 2020 and February 28, 2019

(Audited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Solar Integrated Roofing Corporation is an integrated, single-source solar power and roofing systems installation company specializing in commercial and residential properties in the Southern California market. Each subsidiary contributes to providing services to solar customers. The highly complementary solar and roofing businesses provide significant cross selling opportunities across solar, battery backup, EV charging, roofing and related HVAC/electrical contracting work. Major areas of operations include delivery of installation services, battery storage solutions, electric vehicle charging solutions, and roofing services.

The Company was incorporated under the laws of the state of Nevada on May 1, 2007 as Sterling Oil & Gas Company. The name was changed on February 14, 2014 to Landstar Development Group.

On November 9, 2015 the Board approved a name changed to SOLAR INTEGRATED ROOFING CORP. The company is an integrated solar and roofing installation company specializing in commercial and residential properties.

On February 11, 2016, the Company acquired the issued and outstanding shares of Secure Roofing and Solar Inc. (SRS) whereby the shareholders of (SIRC) became the controlling shareholders of the combined entity. David Massey held 100% share ownership in SRS, and was issued 10,000,000 common shares of SIRC for 100% of the issued and outstanding shares of SRS.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis of consolidation

The consolidated financial statement comprises of the financial statement of Solar Integrated Roofing Corp (The Company) and the subsidiaries, Secure Roofing and Solar Inc., Narrate LLC, McKay Roofing Company, Inc., and Milholland Electric, Inc. as of February 29, 2020 and Secure Roofing and Solar, Inc. as of February 28, 2019.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment and the valuation of debt and equity transactions. Actual results could differ from those estimates.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in its accounts. At February 29, 2020, had a deposit in one money center bank in excess of the federally insured limits of $137,832.  Management believes the Company is not exposed to any significant credit risk on cash.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents was $639,977 and $77,378 as of February 29, 2020 and February 28, 2019, respectively.

Accounts Receivable

Management reviews accounts receivable periodically to determine if any receivables will potentially be uncollectible. Management’s evaluation includes several factors including the aging of the accounts receivable balances, a review of significant past due accounts, economic conditions, and our historical write- off experience, net of recoveries. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company’s allowance for doubtful accounts was $0 and $0 as of February 29, 2020 and February 28, 2019, respectively.

Property and Equipment

Property and equipment are carried at cost less amortization and depreciation. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations. Property and equipment consist of Motor Vehicle, Computer Equipment, Machinery and Equipment, Furniture and Equipment and Trucks which are depreciated on a straight-line basis over their expected useful lives as follows.

Motor Vehicle	5 years
Computer Equipment	5 years
Machinery and Equipment	5 years
Furniture & Equipment	5 years
Trucks	5 years

Leases

Effective March 1, 2019, the Company adopted the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), and additional ASUs issued to clarify and update the guidance in ASU 2016-02 (collectively, the “new leases standard”), which modifies lease accounting for lessees to increase transparency and comparability by recording lease assets and liabilities for operating leases and disclosing key information about leasing arrangements. The Company adopted the new leases standard utilizing the modified retrospective transition method, under which amounts in prior periods presented were not restated. For contracts existing at the time of adoption, the Company elected to not reassess (i) whether any are or contain leases, (ii) lease classification, and (iii) initial direct costs. Upon adoption, the Company recorded $1,969,926 of right-of-use (“ROU”) assets and $1,969,926 of lease liabilities on its Consolidated Balance Sheet.

Advertising

The Company conducts advertising for the promotion of its services. In accordance with ASC Topic 720-35-25, advertising costs are charged to operations when incurred. The Company incurred $23,927 and $0 in advertising expenses during the years ended February 29, 2020 and February 28, 2019 respectively.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at February 29, 2020.

Revenue Recognition

In May 2014, the FASB issued new accounting guidance related to revenue from contracts with customers. The core principle of the Standard is that recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the new guidance requires that companies disclose the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The Company has chosen to early adopt and apply the standards beginning in the fiscal year ended February 28, 2019, using the modified retrospective approach, which applies the new standard to contracts that are not completed as of the date of adoption. The Company concluded that no adjustment to the opening balance of retained earnings was required upon the adoption of the new standard.

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount:

(i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Stock-based Compensation

The Company accounts for equity-based transactions with nonemployees under the provisions of ASC Topic No. 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). ASC 505-50 establishes that equity-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for payments to nonemployees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, we recognize the fair value of the equity instruments issued as deferred stock compensation and amortize the cost over the term of the contract.

The Company accounts for employee stock-based compensation in accordance with the guidance of FASB ASC Topic 718, Compensation—Stock Compensation, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The fair value of the equity instrument is charged directly to compensation expense and credited to additional paid-in capital over the period during which services are rendered.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period. The weighted average number of common shares outstanding and potentially outstanding common shares assumes that the Company incorporated as of the beginning of the first period presented.

The Company’s diluted loss per share is the same as the basic loss per share for the years ended February 29, 2020 and February 28, 2019, as the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss.

Business Combinations

In accordance with ASC 805-10, “Business Combinations”, the Company accounts for all business combinations using the acquisition method of accounting. Under this method, assets and liabilities, including any remaining non-controlling interests, are recognized at fair value at the date of acquisition. The excess of the purchase price over the fair value of assets acquired, net of liabilities assumed, and non-controlling interests is recognized as goodwill. Certain adjustments to the assessed fair values of the assets, liabilities, or non-controlling interests made subsequent to the acquisition date, but within the measurement period, which is up to one year, are recorded as adjustments to goodwill. Any adjustments subsequent to the measurement period are recorded in income. Any cost or equity method interest that the Company holds in the acquired company prior to the acquisition is re-measured to fair value at acquisition with a resulting gain or loss recognized in income for the difference between fair value and the existing book value. Results of operations of the acquired entity are included in the Company’s results from the date of the acquisition onward and include amortization expense arising from acquired tangible and intangible assets.

Goodwill

The Company allocates goodwill to reporting units based on the reporting unit expected to benefit from the business combination. We evaluate our reporting units on an annual basis and, if necessary, reassign goodwill using a relative fair value allocation approach. Goodwill is tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant portion of a reporting unit.

Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit. The fair value of each reporting unit is estimated primarily through the use of a discounted cash flow methodology. This analysis requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for our business, estimation of the useful life over which cash flows will occur, and determination of our weighted average cost of capital.

The estimates used to calculate the fair value of a reporting unit change from year to year based on operating results, market conditions, and other factors. Changes in these estimates and assumptions could materially affect the determination of fair value and goodwill impairment for each reporting unit.

Impairment of long-lived assets

Tangible and intangible assets (excluding goodwill) are assessed at each reporting date for indications that an asset may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, the Company makes an estimate of the asset's recoverable amount. The asset's recoverable amount is the higher of an asset's or cash-generating unit's fair value less costs of disposal and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset or a group of assets exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or the group of assets.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company used a Black Scholes valuation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Recent Accounting Pronouncements

On June 20, 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 is intended to reduce cost and complexity and to improve financial reporting for share-based payments to nonemployees (for example, service providers, external legal counsel, suppliers, etc.). Under the new standard, companies will no longer be required to value non-employee awards differently from employee awards. Meaning that companies will value all equity classified awards at their grant-

date under ASC718 and forgo revaluing the award after this date. The guidance is effective for interim and annual periods beginning after December 15, 2018.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit of $10,226,230 at February 29, 2020, had a net loss of $4,583,700 and net cash used in operating activities of $201,384 for the year ended February 29, 2020. The Company’s ability to continue as a going concern is dependent upon its ability to repay or settle its current indebtedness, generate positive cash flow from an operating company, and/or raise capital through equity and debt financing or other means on desirable terms. If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on favorable terms, management may be required to restructure the Company or cease operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment stated at cost, less accumulated depreciation consisted of the following:

	February 29, 2020	February 28, 2019
Motor Vehicle	$1,048,065	$254,645
Computer Equipment	4,742	4,742
Machinery and Equipment	59,546	7,000
Trucks	580,260	30,865
Leasehold Improvement	13,473
Furniture and Equipment	118,879	29,910
	1,824,965	327,162
Less: accumulated depreciation	(1,043,064)	(147,494)
Property and equipment, net	$781,901	$179,668

Depreciation expense for the year ended February 29, 2020 and February 28, 2019, was $107,653 and $42,709, respectively.

NOTE 5 – ACCOUNTS RECEIVABLE

As of February 29, 2020 and February 28, 2019, all receivables are deemed recoverable.

Concentration of Accounts Receivable

As of February 29, 2020, and February 28, 2019, no individual customers held over 10% of the overall accounts receivable balance.

NOTE 6 – RELATED PARTY TRANSACTIONS

During the year ended February 29, 2020, there was $182,220 of expenses incurred with related parties. During the year ended February 28, 2019, there was $178,511 of expenses paid to related parties. As of February 29, 2020, and February 28, 2019, amounts owing to related parties was $1,426,719 and $118,449, respectively.  These amounts are non-interest bearing and payable upon demand.  As of February 29, 2020 there was $1,831,749 of Operating lease right-of-use assets held with a related party, and $1,785,684 of operating lease liabilities held with a related party.

NOTE 7 – COMMON STOCK

The Company is authorized to issue 250,000,000 shares of common stock par value $0.00001. During the year ended February 29, 2020, the Company reduced its authorized shares down from 750,000,000 to 250,000,000.

Year ended February 29, 2020

During the year ended February 29, 2020, shareholders surrendered 23,030,383 common shares for no consideration.

During the year ended February 29, 2020, the Company issued 19,882,812 shares of common stock for services of $149,350.

During the year ended February 29, 2020, Company issued 6,299,238 shares of common stock for debt and interest conversion of $173,337.

During the year ended February 29, 2020, the Company issued 6,250,000 shares of common stock for the deposit of an acquisition of a subsidiary of $250,000.

During the year ended February 29, 2020, the Company issued 2,500,000 shares of common stock for settlement of payables of $72,099.

During the year ended February 29, 2020, the Company issued 46,666,666 shares of common stock for total cash proceeds of $845,167.

Year ended February 28, 2019

During the year ended February 28, 2019, shareholders surrendered 58,500,000 shares of common stock for no consideration. During the year ended February 28, 2019, the Company issued 9,448,741 shares of common stock for debt conversion of $16,041.

During the year ended February 28, 2019, the Company issued 23,120,000 shares of common stock for total cash proceeds of $858,802. During the year ended February 28, 2019, the Company issued 2,475,000 shares of common stock for services of $9,144.

NOTE 8 – PREFERRED STOCK

The Company is authorized to issue up to 5,000,000 shares of Class A preferred stock, Par value $0.0001 and 20,000,000 shares of Class B preferred stock, par value $0.0001. As of February 29, 2020, and February 28, 2019, there are 5,000,000 shares of Class A preferred stock issued and outstanding. As of February 29, 2020 and February 28, 2019, there are 8,000,000, and 0 shares of Class B preferred stock issued and outstanding, respectively.  Each Class B preferred share is convertible into 10 shares of common stock.

During the year ended February 29, 2020, the Company issued 8,000,000 preferred shares, Class B as stock-based compensation valued at $2,000,000.

NOTE 9 – DERIVATIVE LIABILITY

The Company analyzed the conversion option for derivative accounting consideration under ASC 815, “Derivatives and Hedging,” and determined that the convertible notes should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options.

The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes pricing model to calculate the fair value as of February 29, 2020 and February 28, 2019. The Black-Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each convertible note is estimated using the Black-Scholes valuation model. The following weighted-average assumptions were used for the year ended February 29, 2020 and February 28, 2019:

The following table summarizes the derivative liabilities included in the balance sheet at February 29, 2020 and February 28, 2019:

Fair Value Measurements Using Significant Observable Inputs (Level 3)
Balance - February 28, 2018	$602,737
Addition of new derivative liabilities upon issuance of convertible notes as debt discounts	170,000
Fair value of derivative liability in excess of debt	280,396
Reduction of derivatives liabilities from pay off of convertible notes and conversion of convertible notes to common shares	(320,000)
Loss on change in fair value of the derivative liabilities	86,400
Balance – February 28, 2019	$819,533
Addition of new derivative liabilities upon issuance of convertible notes as debt discounts	325,000
Fair value of derivative liability in excess of debt	339,180
Reduction of derivatives liabilities from pay off of convertible notes and conversion of convertible notes to common shares	(123,366)
Loss on change in fair value of the derivative liabilities	80,185
Balance – February 29, 2020	$1,440,532

The following table summarizes the loss on derivative liability included in the income statement for the year ended February 29, 2020 and February 28, 2019, respectively.

	Year Ended	Year Ended
	February 29,	February 28,
	2020	2019
Day one loss due to derivative liabilities on convertible notes	(339,180)	(280,396)
Loss on change in fair value of the derivative liabilities	$(80,185)	$(86,400)
Reduction of derivatives liabilities from pay off of convertible notes and conversion of convertible notes to common shares	123,366	320,000
Gain (Loss) on change in the fair value of derivative liabilities	$(295,999)	$(46,796)

The table below shows the Black-Scholes option-pricing model inputs used by the Company to value the derivative liability at each measurement date:

	Year Ended	Year Ended
	February 29, 2020	February 28, 2019
Expected term	0.05 – 0.18 years	0.25 - 0.92 years
Expected average volatility	75% - 212%	102% - 147%
Expected dividend yield	-	-
Risk-free interest rate	1.11 - 2.35	0.82 - 2.08

NOTE 10 – DEBENTURE PAYABLE

In January 2020, the Company received $2,400,00 for the issuance of a senior secured redeemable debenture.  The debenture bears interest at 16% and matures 24 months after issuance.  As of February 29, 2020, $2,400,000 of principle and $32,000 of interest outstanding.

The Debenture is secured by all of the assets and property of the Company Chief Executive Officer and its’ subsidiaries Narrate, LLC, Milholland Electric, Inc. and Secured Roofing and Solar, Inc.

NOTE 11 – CONVERTIBLE NOTES

As of February 29, 2020 and February 28, 2019, the convertible notes payable was $496,673 and $383,408, net of note discount of $46,047 and $89,370, and accrued interest payable was $82,160 and $41,547, respectively.

The Company recognized amortization expense related to the debt discount of $367,688 and $109,421 for the year ended February 29, 2020 and February 28, 2019, respectively, which is included in interest expense in the statements of operations.

During the year ended February 29, 2020 and February 28, 2019, holders of certain of the convertible notes converted notes with principal amounts of $94,829 and $85,000 into common shares.

During the year ended February 29, 2020 and February 28, 2019, the interest expense on convertible notes was $74,027 and $28,954, respectively.

NOTE 12 – LEASES

The Company has several operating leases.  As of February 29, 2020, the Company owned ROU assets under operating leases for three office premises of $1,912,061 and operating lease liabilities of $1,912,061.

February 29, 2020
Operating lease ROU assets	$1,912,061
Current portion of operating lease liabilities	140,781
Noncurrent portion of operating lease liabilities	1,771,280
Total operating lease liabilities	$1,912,061

Information associated with the measurement of our remaining operating lease obligations as of February 29, 2020 is as follows:

Weighted-average remaining lease term	8.76 years
Weighted-average discount rate	3.63%

The following table summarizes the maturity of our operating lease liabilities as of February 29, 2020:

Year Ended February 28, 2023	$212,848
Thereafter	2,165,464
Total operating lease payments	$2,378,312
Less: Imputed interest	466,251
Total operating lease liabilities	$1,912,061

We had operating lease costs of $79,444 for the year ended February 29, 2020, which are included in general and administrative expenses in the statement of operations.  Our leases have remaining lease terms of 1.7 to 14.4 years, inclusive of renewal or termination options that we are reasonably certain to exercise.

NOTE 13 – ACQUISITIONS

The Company acquired Narrate, LLC, McKay Roofing Company Inc., Milholland Electric, Inc., and Montross Companies, Inc. The Company accounted for these acquisitions as business combinations.

Narrate, LLC

On August 29, 2019, the Company acquired Narrate, LLC, a marketing firm specializing in energy efficiency marketing, for $350,000 cash. The acquisition is expected to expand our client base rapidly, delivering more leads over a larger footprint as we continue our growth strategy. The financial results of Narrate, LLC, have been presented in the Company’s continuing operations since the acquisition date.

The purchase price allocation as of the date of the acquisition was based on a detailed analysis about the fair value of assets acquired and liabilities assumed. The major classes of assets and liabilities to which we have allocated the purchase price were as follows:

Goodwill$350,000

Total $350,000

The goodwill recognized in connection with the acquisition is primarily attributable to anticipated synergies from future growth and is expected to be deductible for tax purposes.

McKay Roofing Company, Inc.

On October 7, 2019, the Company acquired McKay Roofing Company, Inc., a San Diego roofing company, for $1,000,000. The purchase price was paid $200,000 at closing and $800,000 in eight monthly $100,000 payments. The acquisition is expected to double the Company’s revenues and add a customer database to cross-sell solar solutions. The financial results of McKay Roofing Company, Inc., have been presented in the Company’s continuing operations since the acquisition date.

The purchase price allocation as of the date of the acquisition was based on a detailed analysis about the fair value of assets acquired and liabilities assumed. The major classes of assets and liabilities to which we have allocated the purchase price were as         follows:

Cash and cash equivalents	$169,440
Accounts receivable, net	15,325
Prepaid and other current assets	160,357
Equipment	82,252
Goodwill	862,494
Accounts payable and accrued liabilities	(89,868)
Other current liabilities	(200,000)
Total	$1,000,000

The goodwill recognized in connection with the acquisition is primarily attributable to anticipated synergies from future growth and is expected to be deductible for tax purposes.

Milholland Electric, Inc.

On January 17, 2020, the Company acquired Milholland Electric, Inc., a solar, electric, and roofing company, for $2,040,000, paying $1,200,000 in cash and 3,500,000 Series B Preferred stock valued at $840,000. The acquisition is expected to significantly grow the Company’s revenues and customer reach and also included bringing on Brian Milholland as President of the Company.

The purchase price allocation as of the date of the acquisition was based on a detailed analyses about the fair value of assets acquired and liabilities assumed. The major classes of assets and liabilities to which we have allocated the purchase price were as follows:

Cash and cash equivalents	$492,643
Accounts receivable, net	523,296
Prepaid and other current assets	53,804
Equipment, net of accumulated depreciation	532,472
Goodwill	1,695,640
Accounts payable and accrued liabilities	(628,804)
Other current liabilities	(629,051)
$2,040,000

The goodwill recognized in connection with the acquisition is primarily attributable to anticipated synergies from future growth and is expected to be deductible for tax purposes.

NOTE 14 – INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The U.S. federal income tax rate of 21% is being used due to the new tax law recently enacted.

The following is a reconciliation of the federal statutory tax rate to the effective tax rate for the period ended February 29, 2020 and February 28, 2019:

	2020	2019
Income tax benefit (federal and state)	$(914,191)	$(224,517)
Change in valuation allowance	914,191	224,517
Income tax benefit	$-	$-

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	February 29,	February 28,
	2020	2019
Net operating loss carryforward	$9,615,593	$5,262,302
Effective tax rate	21%	21%
Deferred tax asset	2,019,274	1,105,083
Less: Valuation allowance	(2,019,274)	(1,105,083)
Net deferred asset	$-	$-

At February 29, 2020, the Company had net operating loss carry forwards of approximately $2.0m that maybe offset against future taxable income. No tax benefit has been reported in the February 29, 2020 or February 28, 2019 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2018 and future years, including a reduction in the U.S. federal corporate income tax rate to 21% effective January 1, 2018.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

ASC Topic 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. Topic 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements. The Company includes interest and penalties arising from the underpayment of income taxes in the statements of operations in the provision for income taxes. At February 29, 2020 and February 28, 2019, the Company had no accrued interest or penalties related to uncertain tax positions.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

On January 2, 2020, Oscaleta Partners, LLC filed a lawsuit in the state of Connecticut against the Company and its officers, David Massey, CEO, and Robert N. Jones, CFO (former). The suit was filed in an effort to compel the Company and its officers to convert several convertible notes, into common shares of the Company’s common stock. The Company is attempting to engage in settlement discussions to resolve the issue.

NOTE 16 - SUBSEQUENT EVENTS

In accordance with ASC 855-10 management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued.

In early 2020, there was a global outbreak of COVID-19, which continues to rapidly evolve. The extent to which the COVID-19 coronavirus may impact the Company’s operations will be dependent on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions, and social distancing and other countries, business closures or business disruptions, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

Montross Companies Inc.

On March 1, 2020, the Company acquired Montross Companies, a full-service roofing, decking, and weather proofing company, for $500,000 with payments of $250,000 in cash and 6,250,000 common shares valued at $250,000. The acquisition is expected to grow the Company’s business and revenue specifically in Orange Country, California.

The purchase price allocation as of the date of the acquisition was based on a detailed analyses about the fair value of assets acquired and liabilities assumed. The major classes of assets and liabilities to which we have allocated the purchase price were as follows:

Cash and cash equivalents	$30,703
Accounts receivable, net	45,440
Prepaid and other current assets	2,124
Other assets	53,903
Equipment, net of accumulated depreciation	9,589
Goodwill	630,497
Accounts payable and accrued liabilities	(66,272)
Other liabilities	(205,984)
$500,000

The goodwill recognized in connection with the acquisition is primarily attributable to anticipated synergies from future growth and is expected to be deductible for tax purposes.

On November 4, 2020, the Company entered into a contract for the purchase of 51% share of Approved Home Pros LLC for $110,000 to be paid over 18 months starting in December 2020.

On February 9, 2021, the Company entered into a binding Letter of Intent to acquire a 60% interest Pacific Lighting and Management, Inc, a company which specializes in the design and installation of energy and water efficiency measures. Final deal documents are in the process of negotiation and are targeted to be completed in March 2021.

On February 18, 2021, the Company obtained financing totaling $3,500,000 issuing a convertible promissory note to RB Capital Partners. The convertible note shall bear five percent interest per annum for a period of 12 months and cannot be converted until six months from February 18, 2021. RB Capital Partners shall have the right, exercisable in whole or in part, to convert the outstanding principal into fully paid and non-assessable whole shares of the Company's common stock.

On February 23, 2021, the Company obtained financing totaling $1,025,000 issuing a convertible promissory note to Granite Global Value Investments Ltd. The convertible note shall bear one percent interest per calendar year. At any time, Granite Global

Value Investments Ltd shall have the right to convert in whole or in part the outstanding and unpaid principal amount into shares of the Company's common stock.

On February 16, 2021, the Company entered into a binding Letter of Intent to acquire Cornerstone Construction Team, LLC for $3.0m cash and 45,000,000 common shares valued at $74,250,000. Final deal documents were executed on February 24, 2020 with funding scheduled to take place in March 2021.

From March 1, 2020 to November 30, 2020 the following share transactions occurred:

•The Company cancelled 6,000,000 shares of common stock and an additional 20,000,000 shares of common stock were cancelled with a related party

•The Company issued 3,500,000 Series B Preferred shares for the Acquisition of Milholland

•The Company issued 1,000,000 common shares for cash proceeds of $25,000.

•The Company issued 2,000,000 common shares for stock-based compensation of $113,000.

•The Company issued 38,342,979 common shares between March 1, 2020 and November 30, 2020 for the conversion of debt and interest of $447,884.

•The Company issued 1,500,000 Series B Preferred shares as stock-based compensation valued at $825,000.

Since November 30, 2020, the following share transactions occurred:

•2,538,900 shares of common stock were issued at a conversion price of $0.0122 to settle $30,974.58 of principal of a convertible note held by Rock Bay Partners.

•7,000,000 shares of common stock were issued for cash proceeds of $105,000

•1,387,780 shares of common stock were issued at a conversion price of $0.02 to settle $27,755.60 of principal and interest of a convertible note held by Rock Bay Partners.

•2,755,316 shares of common stock were issued at a conversion price of $0.01543 to settle amounts owed of a convertible note held by Granite Global

•3,753,469 shares of common stock were issued at a conversion price of $0.02205 to settle $82,764 of principal of a convertible note held by Mammoth

•9,138,122 shares of common stock were issued at a conversion price of $0.0033 to settle $30,156 of a convertible note held by Granite Global

•10,233,334 shares of common stock were issued for cash proceeds of $307,000

•2,750,000 shares of common stock were issued to management and consultants of the Company as stock-based compensation

•1,000,000 shares of common stock were issued to a third party to satisfy past interest of $150,000.  The Company had repaid a loan to this third party, however, the $150,000 in interest remained, which has been settled through the issuance of these common shares.

•5,650,000 shares of common stock were issued at a conversion price of $0.0135 to settle $76,275 of principal and interest of a convertible note held by Large Investment Group. (formerly TKO Farms $75,000 note)

•10,113,247 shares of common stock were issued at a conversion price of $0.006615 to settle $66,899.13 of a convertible note held by Granite Global

•250,000 common shares were issued to legal counsel for services

•1,500,000 of common shares were issued as a signing bonus to a new member of management

•13,800,000 shares of common stock were issued to RB Capital Partners at a conversion price of $0.001 to settle $13,800 of a convertible note

•500,000 common shares were issued at a price of $0.03 for cash proceeds of $15,000

•306,148 common shares were issued to settle $49,228.60 of a convertible note held by Oscaleta Partners LLC (February 10, 2021

•2,160,000 shares of common stock were issued at conversion price of $0.0825 to Rock Bay Partners. The note was related to the October 26, 2020 convertible promissory note for $175,000.

•5,140,000 shares of common stock were issued to Granite Global for the conversion of $34,001.10 of a convertible promissory note

Milholland Electric, Inc.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

(Audited)

Pages

1) Independent Auditors’ Report	F-38

2) Balance Sheets as of December 31, 2019 and December 31, 2018	F-40

3) Statements of Operations for the year ended December 31, 2019 and December 31, 2018	F-41

4) Statements of Changes in Stockholders’ Equity/Deficit for the year ended December 31, 2019 and December 31, 2018	F-42

5) Statements of Cash Flows for the year ended December 31, 2019 and December 31, 2018	F-43

Boyle CPA, LLC

Certified Public Accountants & Consultants

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders’ of

Milholland Electric, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of Milholland Electric, Inc., which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Milholland Electric, Inc. as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Boyle CPA, LLC

Bayville, New Jersey

March 9, 2021

361 Hopedale Drive SE                                                                             P (732) 822-4427

Bayville, NJ 08721                   F (732) 510-0665

Milholland Electric, Inc.
Balance Sheets
(Audited)
	December 31,	December 31,
	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$653,053	$321,472
Accounts receivable, net	152,134	346,084
Prepaid and other current assets	122,515	45,415
Total Current Assets	927,702	712,971

Equipment, net of accumulated depreciation	430,514	509,376
Long-term loans	25,466	25,466
TOTAL ASSETS	$1,383,682	$1,247,813

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$980,334	$431,912
Due to related parties	175,867	129,672
Other current liabilities	12,364	9,804
Total Current Liabilities	1,168,565	571,388

Notes Payable	8,257	164,479
TOTAL LIABILITIES	1,176,822	735,867

Stockholders' Equity
Common shares, 1,000,000 shares authorized	-	-
Retained earnings	206,860	511,946
Total Stockholders' Equity	206,860	511,946
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,467,465	$1,247,813

The accompanying notes are an integral part of these unaudited financial statements.

Milholland Electric, Inc.
Statements of Operations
(Audited)
	For the Year Ended
	December 31,	December 31,
	2019	2018

Revenue	$9,582,937	$9,332,534
Cost of Sales	(7,682,861)	(7,326,618)
Gross profit	1,900,076	2,005,916

Operating expenses
Salaries and wages	784,975	759,022
Professional fees	86,716	49,793
Rent expense	159,120	154,688
General and administrative	724,631	654,373
Total operating expenses	1,755,442	1,617,876

Net income from operations	144,634	388,040

Other income (expense)
Interest expense and capital gains/losses	280	-
Other expenses	-	(414)
Total other expense	280	(414)

Net income	$144,914	$387,626

The accompanying notes are an integral part of these unaudited financial statements.

Milholland Electric, Inc.
Statements of Cash Flows
(Audited)
	For the Year Ended
	December 31,	December 31,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$144,914	$387,626
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	(78,862)	77,740
Changes in operating assets and liabilities:
Accounts receivable	193,950	(12,736)
Prepaid expenses and other assets	(77,100)	(25,468)
Accounts payable and accrued liabilities	548,422	(97,088)
Due to related parties	46,195	(77,000)
Other current liabilities	2,560	(5,709)
Net Cash Provided by (Used in) Operating Activities	937,803	253,074

CASH FLOWS FROM INVESTING ACTIVITIES:
Sale (purchase) and acquisition of property, plant and equipment	-	(81,318)
Net Cash Provided by Investing Activities	-	(81,318)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (repayments) of notes payable and interest	(156,222)	(89,613)
Shareholder distributions	(450,000)	-
Net Cash Provided by (Used in) Financing Activities	(606,222)	(89,613)

Net change in cash and cash equivalents	331,581	82,143
Cash and cash equivalents, beginning of year	321,472	239,329
Cash and cash equivalents, end of year	$653,053	$321,472

The accompanying notes are an integral part of these unaudited financial statements.

Milholland Electric, Inc.

Statements of Changes of Stockholders’ Equity

(Audited)

	Shareholder Distribution	Accumulated Equity	Total
Balance, December 31, 2017	$(169,357)	$293,677	$124,320

Capital contributions/distributions	-	-	-
Net income	-	387,626	387,626

Balance, December 31, 2018	$(169,357)	$681,303	$511,946

Capital contributions/distributions	(450,000)	-	(450,000)
Net income	-	144,914	144,914

Balance, December 31, 2019	$(619,357)	$826,217	$206,860

The accompanying notes are an integral part of these unaudited financial statements.

Milholland Electric, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2019 and December 31, 2018

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company, a California subchapter S-Corporation, was acquired by Solar Integrated Roofing Corp. on January 17, 2020 in its year ended February 29, 2020, for $1,200,000 cash and 3,500,000 shares of Series B preferred stock.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment and the valuation of debt and equity transactions. Actual results could differ from those estimates.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in its accounts. At December 31, 2019 and 2018, had a deposit in one money center bank in excess of the federally insured limits of $403,033 and $71,351, respectively.  Management believes the Company is not exposed to any significant credit risk on cash.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents were $653,053 and $321,472 as of December 31, 2019 and December 31, 2018, respectively.

Accounts Receivable

Management reviews accounts receivable periodically to determine if any receivables will potentially be uncollectible. Management’s evaluation includes several factors including the aging of the accounts receivable balances, a review of significant past due accounts, economic conditions, and our historical write- off experience, net of recoveries. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company’s allowance for doubtful accounts was $106,698 and $106,698 as of December 31, 2019 and December 31, 2018, respectively.

Property and Equipment

Property and equipment are carried at cost less amortization and depreciation. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations. Property and equipment consist of Auto and trucks, Furniture and Fixtures, and Machinery and Equipment, which are depreciated on a straight-line basis over their expected useful lives as follows.

Leasehold Improvements	5 years
Autos and Trucks	5 years
Furniture and Fixtures	5 years
Furniture and Equipment	5 years

Advertising

The Company conducts advertising for the promotion of its services. In accordance with ASC Topic 720-35-25, advertising costs are charged to operations when incurred. The Company incurred $159,120 and $132,109 in advertising expenses during the years ended December 31, 2019 and December 31, 2018 respectively.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2019.

Revenue Recognition

In May 2014, the FASB issued new accounting guidance related to revenue from contracts with customers. The core principle of the Standard is that recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the new guidance requires that companies disclose the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The Company concluded that no adjustment to the opening balance of retained earnings was required upon the adoption of the new standard.

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount:

(i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Impairment of long-lived assets

Tangible and intangible assets (excluding goodwill) are assessed at each reporting date for indications that an asset may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, the Company makes an estimate of the asset's recoverable amount. The asset's recoverable amount is the higher of an asset's or cash-generating unit's fair value less costs of disposal and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset or a group of assets exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or the group of assets.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment stated at cost, less accumulated depreciation consisted of the following:

	December 31, 2019	December 31, 2018
Autos and Trucks	$825,896	$825,896
Furniture and Fixtures	86,013	86,013
Machinery and Equipment	23,469	23,285
Leasehold Improvement	13,473	13,473
	948,851	948,667
Less: accumulated depreciation	(518,337)	(439,291)
Property and equipment, net	$430,514	$509,376

Depreciation expense for the year ended December 31, 2019 and December 31, 2018, was $78,863 and $77,740, respectively.

NOTE 4 – ACCOUNTS RECEIVABLE

As of December 31, 2019 and December 31, 2018, 48% and 71%, respectively, of all receivables were with one customer.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company has a non-cancellable lease on its’ headquarters running through 2034.  The following summarizes the Company’s future lease commitment under this lease:

2020	$ 96,000
2021	96,000
2022	96,000
2023	96,000
2024	96,000
Thereafter	920,000
$ 1,400,000

NOTE 6 - SUBSEQUENT EVENTS

In accordance with ASC 855-10 management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued.

In early 2020, there was a global outbreak of COVID-19, which continues to rapidly evolve. The extent to which the COVID-19 coronavirus may impact the Company’s operations will be dependent on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions, and social distancing and other countries, business closures or business disruptions, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

McKay Roofing Company, Inc.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Pages

1) Independent Auditors’ Report	F-48

2) Balance Sheets as of December 31, 2018 and December 31, 2017	F-49

3) Statements of Operations for the year ended December 31, 2018and December 31, 2017	F-50

4) Statements of Changes in Stockholders’ Equity/Deficit for the year ended December 31, 2018 and December 31, 2017	F-51

5) Statements of Cash Flows for the year ended December 31, 2018 and December 31, 2017	F-52

Boyle CPA, LLC

Certified Public Accountants & Consultants

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders’ of

McKay Roofing Company, Inc.

Report on the Financial Statements

We have audited the accompanying financial statements of McKay Roofing Company, Inc., which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of operations, changes in members' equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McKay Roofing Company, Inc. as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Boyle CPA, LLC

Bayville, New Jersey

March 9, 2021

361 Hopedale Drive SE                                                                             P (732) 822-4427

Bayville, NJ 08721                   F (732) 510-0665

McKay Roofing Company, Inc.
Balance Sheets
(Audited)
	December 31,	December 31,
	2018	2017
ASSETS
Current Assets
Cash and cash equivalents	$8,101	$-
Prepaid and other current assets	12,628	14,829
Total Current Assets	20,729	14,829

Equipment, net of accumulated depreciation	332,493	367,353
TOTAL ASSETS	$353,222	$382,182

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Bank overdraft	$-	$156,021
Accounts payable and accrued liabilities	-	6,211
Mortgage loan- current portion	21,979	21,979
Notes payable- current portion	29,272	42,834
Total Current Liabilities	51,251	227,045

Long-term debt- net of current portion	214,148	259,166
TOTAL LIABILITIES	265,399	486,211

Stockholders' Equity (Deficit)
Common stock	5,000	5,000
Retained earnings (accumulated deficit)	82,823	(109,029)
Total Stockholders' Equity (Deficit)	87,823	(104,029)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$353,222	$382,182

The accompanying notes are an integral part of these unaudited financial statements.

McKay Roofing Company, Inc.
Statements of Operations
(Audited)
	For the Year Ended
	December 31,	December 31,
	2018	2017

Revenue	$4,211,856	$4,222,593
Cost of Sales	(3,425,586)	(3,694,136)
Gross profit	860,790	528,457

Operating expenses
Salaries and wages	215,300	215,000
Professional fees	48,601	39,175
General and administrative	273,819	222,302
Total operating expenses	537,720	476,477

Income from operations	323,070	51,980

Other income (expense)
Interest income	111	23
Loss on sale of assets	(25,845)	-
Total other expense	(25,734)	23

Net income	$297,336	$52,003

The accompanying notes are an integral part of these unaudited financial statements.

McKay Roofing Company, Inc.
Statements of Cash Flows
(Audited)
	For the Year Ended
	December 31,	December 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$297,336	$52,003
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	29,683	17,213
Loss on sale of assets	25,845
Changes in operating assets and liabilities:
Accounts receivable	-	-
Prepaid expenses and other assets	2,200	-
Accounts payable and accrued liabilities	(6,211)	5,607
Net Cash Provided by (Used in) Operating Activities	348,853	74,823

CASH FLOWS FROM INVESTING ACTIVITIES:
Sale (purchase) and acquisition of property, plant and equipment	10,000	-
Net Cash Provided by Investing Activities	10,000	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank overdraft	(156,021)	105,571
Proceeds (repayments) of notes payable and interest	(89,246)	(161,822)
Shareholder distributions	(105,485)	(18,572)
Net Cash Provided by (Used in) Financing Activities	(350,752)	74,823

Net change in cash and cash equivalents	8,101	-
Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	$8,101	$-

The accompanying notes are an integral part of these unaudited financial statements.

McKay Roofing Company, Inc.
Statements of Changes of Stockholders' Equity
(Audited)
	Common Stock	Accumulated Equity/Deficit	Total
Balance, December 31, 2016	$5,000	$(142,460)	$(137,460)

Capital contributions/distributions	-	(18,572)	-
Net income		52,003	52,003

Balance, December 31, 2017	$5,000	$(109,029)	$(104,029)

Capital contributions/distributions	-	(105,485)	(105,485)
Net income	-	297,336	297,336

Balance, December 31, 2018	$5,000	$82,822	$87,822

The accompanying notes are an integral part of these unaudited financial statements.

McKay Roofing Company, Inc.

NOTES TO FINANCIAL STATEMENTS

December 31, 2018 and December 31, 2017

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company, a California subchapter S-Corporation, was acquired by Solar Integrated Roofing Corp. on October 7, 2019 in its year ended February 29, 2020, for $1,000,000, to be paid as follows: $200,000 due and payable at Closing; $100,000 due and payable on the first day of each month, for a period of eight months (for a total of $800,000), with the first such monthly payment due on October 1, 2019.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment and the valuation of debt and equity transactions. Actual results could differ from those estimates.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in its accounts. Management believes the Company is not exposed to any significant credit risk on cash.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents was $8,101 and $0 as of December 31, 2018 and December 31, 2017, respectively.

Accounts Receivable

Management reviews accounts receivable periodically to determine if any receivables will potentially be uncollectible. Management’s evaluation includes several factors including the aging of the accounts receivable balances, a review of significant past due accounts, economic conditions, and our historical write- off experience, net of recoveries. The Company includes any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. The Company’s allowance for doubtful accounts was $0 and $0 as of December 31, 2019 and December 31, 2018, respectively.

Property and Equipment

Property and equipment are carried at cost less amortization and depreciation. Major betterments that extend the useful lives of assets are also capitalized. Normal maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations. Property and equipment consist of Machinery and Equipment, Office Furniture and Equipment, and Trucks, which are depreciated on a straight-line basis over their expected useful lives as follows.

Machinery and Equipment	5 years
Office Furniture and Equipment	5 years
Trucks	5 years

Advertising

The Company conducts advertising for the promotion of its services. In accordance with ASC Topic 720-35-25, advertising costs are charged to operations when incurred. The Company incurred $0 and $0 in advertising expenses during the years ended December 31, 2018 and December 31, 2017 respectively.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-

37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3: Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The carrying amount of the Company’s financial assets and liabilities, such as cash, prepaid expenses and accrued expenses approximate their fair value because of the short maturity of those instruments. The Company’s notes payable approximates the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2019.

Revenue Recognition

In May 2014, the FASB issued new accounting guidance related to revenue from contracts with customers. The core principle of the Standard is that recognition of revenue occurs when a customer obtains control of promised goods or services in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the new guidance requires that companies disclose the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The Company concluded that no adjustment to the opening balance of retained earnings was required upon the adoption of the new standard.

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that an entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount:

(i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of ASC 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company recognizes as revenues the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied. Generally, the Company's performance obligations are transferred to customers at a point in time, typically upon delivery.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Impairment of long-lived assets

Tangible and intangible assets (excluding goodwill) are assessed at each reporting date for indications that an asset may be impaired. If any such indication exists, or when annual impairment testing for an asset is required, the Company makes an estimate of the asset's recoverable amount. The asset's recoverable amount is the higher of an asset's or cash-generating unit's fair value less costs of disposal and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. Where the carrying amount of an asset or a group of assets exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or the group of assets.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment stated at cost, less accumulated depreciation consisted of the following:

	December 31, 2018	December 31, 2017
Machinery and Equipment	$16,277	$16,277
Office Furniture and Equipment	2,956	2,956
Trucks	538,312	565,338
Land	223,667	223,667
Building	64,946	64,946
	846,158	873,184
Less: accumulated depreciation	(513,665)	(505,830)
Property and equipment, net	$332,493	$367,354

Depreciation expense for the year ended December 31, 2018 and December 31, 2017, was $29,683 and $17,213, respectively.

NOTE 4 – MORTGAGE LOAN AND NOTES PAYABLE

	December 31, 2018	December 31, 2017
Mortgage - current portion	$21,979	21,979
Notes Payable - current portion	29,272	42,834
Total - current	51,251	64,813

	December 31, 2018	December 31, 2017
Mortgage - long term portion	$163,891	185,870
Notes Payable - long term portion	50,257	73,296
Total - long-term	$214,148	259,166

Mortgage

The mortgage balance was $185,870 of December 31, 2018, of which $21,979 was due within one year.

The mortgage balance was $207,849 of December 31, 2017, of which $21,979 was due within one year.

The mortgage repayments are a blend of principal and interest.  The mortgage matures on November 15, 2025 and bears interest at 4.92%

Notes Payable

The notes payable balance was $79,529 of December 31, 2018, of which $29,272 was due within one year.

The notes payable balance was $116,130 of December 31, 2017, of which $42,834 was due within one year.

Included in the notes payable balances include bank financing which bear interest of 5%, and dealership notes payable related to the acquisition of vehicles.

NOTE 5 - SUBSEQUENT EVENTS

In accordance with ASC 855-10 management has performed an evaluation of subsequent events through the date that the financial statements were available to be issued.

In early 2020, there was a global outbreak of COVID-19, which continues to rapidly evolve. The extent to which the COVID-19 coronavirus may impact the Company’s operations will be dependent on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions, and social distancing and other countries, business closures or business disruptions, and the effectiveness of actions taken in the United States and other countries to contain and treat the disease.

Item 14.Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

In January 2020, the Board of Directors dismissed Olayinka Oyebola & Co. (“Olayinka”) as the Company’s independent registered public auditing firm over concerns raised by OTC Markets as to quality of the audit.

The audit reports of Olayinka on the consolidated financial statements of the Company for the fiscal years ended February 28, 2019 and February 28, 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports for the years ended February 28, 2019 and February 28, 2018 contained an explanatory paragraph stating the assumption the Company will continue as a going concern.

For the fiscal years ended February 28, 2019 and February 28, 2018, (i) there were no disagreements with Olayinka on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to Olayinka’s satisfaction, would have caused Olayinka to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

On May 22, 2020, the Company engaged a new independent PCAOB auditor, Boyle CPA, LLC, to audit the financial statements for the Company’s two most recently completed fiscal years, February 29, 2020 and February 28, 2019. The Board of Directors declined to engage Boyle CPA, LLC for periods subsequent to February 29, 2020. Boyle CPA, LLC’s report on the financial statements for the fiscal years ended February 29, 2020 and February 28, 2019 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years ended February 29, 2020 and February 28, 2019 and during the subsequent interim period from March 1, 2020 through March 11, 2021, neither the Company nor anyone on its behalf consulted Boyle CPA, LLC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Boyle CPA, LLC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

On January 5, 2021, the CPA firm of Ciro E. Adams, CPA, LLC, was appointed by the Board of Directors as auditor for all periods after the year end February 29, 2020. For the fiscal years ended February 29, 2020 and February 28, 2020, there were no disagreements between Boyle CPA, LLC and Ciro E. Adams, CPA, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Item 15.Financial Statements and Exhibits.

(a)  Financial Statements appearing in Item 13 above:

•Company unaudited financial statements for the period ended 11/30/2020

•Company audited financial statements for the fiscal years ending 02/29/2020 and 02/28/2019

•Milholland Electric, Inc. – Audited financial statements for the fiscal years ending 12/31/2019 and 12/31/2018

•McKay Roofing Company, Inc. – Audited financial statements for the fiscal years ending 12/31/2018 and 12/31/2017

(b)Exhibits.

Exhibit No.	Description
3.1*	Articles of Incorporation
3.2*	Bylaws of the Registrant
3.3*	Certificate of Designation of Series A & B Preferred filed with the Secretary of State of the State of Nevada, dated 01/13/2020
10.1*	Stock Purchase Agreement by and between Registrant and Montrose Companies, Inc., dated 03/20/2019 as amended
10.2*	Membership Interest Purchase Agreement by and between Registrant and Narrate, LLC, dated 08/20/2019
10.3*	Stock Purchase Agreement by and between Registrant and McKay Roofing Company Inc., dated 09/10/2019 as amended
10.4*	Stock Purchase Agreement by and between Registrant and Milholland Electric, Inc., dated 01/17/2020
10.5*	Stock Purchase Agreement by and between Registrant and Cornerstone Construction Team, LLC, dated 02/24/2021
21*	Subsidiaries of Registrant

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SOLAR INTEGRATED ROOFING CORP.

Date:	March 11, 2021	By: /s/ David Massey
Name: David Massey
Title: Chief Executive Officer

Signature	Title	Date
/s/ David Massey	Chief Executive Officer, Director (Principal Executive Officer)	March 11, 2021
David Massey
/s/ Jennifer Bees	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 11, 2021
Jennifer Bees
/s/ Brian Milholland	President, Director	March 11, 2021
Brian Milholland
/s/ C. Scott Widdes	Vice President, Director	March 11, 2021
C. Scott Widdes